UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant X	Filed by a Party other than the Registrant O
Check the appropriate box:

O	Preliminary Proxy Statement

O	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

X	Definitive Proxy Statement

O	Definitive Additional Materials

O	Soliciting Material under § 240.14a-12

Loar Holdings Inc.
(Name of Registrant as Specified in Its Charter)
___________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply)

X	No fee required.

O	Fee paid previously with preliminary materials.

O	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

A GLOBAL FAMILY OF COMPANIES Specializing in Niche Aerospace and Defense Components 20 Niche Brands 16 Manufacturing Locations 1,800 Employees www.loargroup.com info@loargroup.com NYSE: LOAR

April 13, 2026

Fellow Stockholders:

Since founding the Company in 2012, we have strived to build Loar into an industry-leading aerospace and defense component supplier. Our business approach, which couples strong organic growth with our proven acquisition strategy, has created one of the most unique companies in our industry and enabled us to deliver a consistent track record of growth and profitability. In constructing a portfolio of capabilities that fit the needs of the marketplace, we have focused on four main strategic drivers of value in our business: Launching new products, Optimizing productivity, Achieving value pricing and Readying talent, all of which contributed to another record year for the Company in fiscal year 2025.

The exceptional teammates we have at Loar all contributed to another successful, and historic, year. In fiscal year 2025 we continued to grow the Company’s revenues at double-digit rates organically. Additionally, we added two new family members to our Company, Beadlight and LMB, not only expanding our suite of capabilities, but our geographic footprint further into Europe. The result was record sales of $496.3 million and reported growth of 23.2% from the prior fiscal year. Our profitability improvement was commensurate, reporting a record level of $189.1 million in Adjusted EBITDA*, an increase of 29.2% from the prior year, and record Adjusted EBITDA Margins* of 38.1%. Finally, we added approximately 200 new teammates to Loar in 2025. THANK YOU to all, without you the path to creating a world-class business would not be possible.

As we look forward to fiscal year 2026, undoubtedly there will be challenges along with great opportunities. Our growth and position in the industry provides increasing opportunities with our industry partners in advancing their supply chains, developing new products, and fostering new applications. Accordingly, we enter this new year with levels of optimism as high as ever, and we look forward to sharing this journey with you. We are therefore pleased to invite our Partners to join us at our annual meeting. The annual meeting will be a virtual stockholder meeting, conducted via live webcast at www.virtualshareholdermeeting.com/LOAR2026 on Tuesday, June 2, 2026, at 10 a.m., Eastern Time, at which you can submit questions and vote online.

We ask for your support on the voting items in our proxy, which will enable us to continue executing our strategy and deliver strong financial results for our stockholders. Whether or not you plan to participate in the annual meeting, we strongly encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The accompanying Proxy Statement explains more about voting. Please read it carefully.

Sincerely,

Dirkson Charles	Brett Milgrim
President, Chief Executive Officer and Executive Co-Chairman	Executive Co-Chairman

*For a reconciliation of non-GAAP performance measures to the most directly comparable financial measures calculated in accordance with U.S. GAAP, see Appendix A.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS       To Be Held on June 2, 2026

Dear Stockholders:

We are pleased to invite you to attend the 2026 Annual Meeting of Stockholders (together with any adjournments, postponements, or continuations thereof, the “Annual Meeting”) of Loar Holdings Inc., a Delaware corporation. The Annual Meeting will be exclusively held virtually via live webcast at www.virtualshareholdermeeting.com/LOAR2026 on Tuesday, June 2, 2026, at 10 a.m., Eastern Time. The virtual format of the Annual Meeting allows us to preserve stockholder access while saving time and money for both us and our stockholders. With a virtual format you will be able to vote and submit questions during the Annual Meeting, and we encourage you to attend online and participate.

The Annual Meeting will take place to address the purposes outlined in the accompanying materials.

1.

To elect three nominees for Class II directors: Raja Bobbili, Alison Bomberg, and Margaret (Peg) McGetrick, each to hold office until our annual meeting of stockholders in 2029 and until their successor is duly elected and qualified, or until their earlier death, resignation, or removal;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers;

4.	To approve, on a non-binding advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers every 1, 2 or 3 years; and

5.	To conduct any other business properly brought before the Annual Meeting.

We have elected to provide internet access to the proxy materials for the Annual Meeting, which include the proxy statement for the Annual Meeting (the “Proxy Statement”) accompanying this notice, in lieu of mailing printed copies. Providing the proxy materials via the internet reduces the costs associated with the Annual Meeting and lowers our environmental impact, all without negatively affecting our stockholders’ ability to timely access the proxy materials.

On or about April 13, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (“2025 Annual Report”). The Notice provides instructions on how to vote online or by telephone and how to receive a paper copy of the proxy materials by mail. The Proxy Statement and our 2025 Annual Report can be accessed directly at www.proxyvote.com using the control number located on your Notice, on your proxy card, or in the instructions that accompanied the proxy materials.

Our board of directors has fixed the close of business on April 6, 2026 as the record date for the Annual Meeting. Only holders of record of shares of our common stock as of the close of business on April 6, 2026 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Michael J. Manella
General Counsel and Secretary,
White Plains, New York
April 13, 2026

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are voted during the Annual Meeting by signing and returning a proxy card or by using our internet or telephonic voting system. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held on your behalf by a brokerage firm, bank, or other nominee, and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee.

Proxy Summary

Annual Meeting Details

Date & Time	Location	Record Date

Tuesday, June 2, 2026 10:00 a.m. Eastern time	Virtually via live webcast on the internet at www.virtualshareholdermeeting.com/LOAR2026	April 6, 2026

Only shareholders of record as of the close of business on the record date are entitled to vote at the annual meeting. Proxy materials are first being sent or made available to shareholders on April 13, 2026.

Proposals		Recommendation of the Board	Page #

1	Election of 3 director nominees to our board of directors	FOR each nominee	10

2	Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	22

3	Advisory vote to approve the 2025 compensation of our named executive officers	FOR	24

4	Advisory vote to approve the frequency of stockholder advisory votes on the compensation of our named executive officers	“ONE YEAR”	25

Ways to Vote

For more detailed information, see the section entitled “How can I vote?” on page 7.

Online	By Phone	By Mail	In Person

You may vote online prior to the annual meeting by visiting www.proxyvote.com	If you received a proxy card by mail, by dialing (via touch-tone telephone) the toll-free phone number on your proxy card under “Vote by Phone” and following the instructions	If you received printed copies of the proxy materials, you may vote by mail	You may vote during the Annual Meeting by following the instructions available on the meeting website

Loar Holdings Inc.

20 New King Street

White Plains, New York 10604

Proxy Statements

for the 2026 Annual Meeting of Stockholders

To Be Held at 10 a.m., Eastern Time, on Tuesday, June 2, 2026

Our board of directors is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (together with any adjournments, postponements, or continuations thereof, the “Annual Meeting”) of Loar Holdings Inc., a Delaware corporation, for the purposes set forth in this proxy statement for the Annual Meeting (this “Proxy Statement”). The Annual Meeting will be exclusively held virtually via live webcast on the internet on Tuesday, June 2, 2026 at 10 a.m., Eastern Time. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) is expected to be mailed on or about April 13, 2026 to all stockholders entitled to vote at the Annual Meeting. If you held shares of our common stock at the close of business on April 6, 2026 (the “Record Date”), you are invited to virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/LOAR2026 and vote on the proposals described in this Proxy Statement.

In this Proxy Statement, we refer to Loar Holdings Inc. as “Loar,” “the Company,” “we,” “us,” or “our” and the board of directors of Loar as “our board of directors.” The 2025 Annual Report accompanies this Proxy Statement. You also may obtain a paper copy of the 2025 Annual Report without charge by following the instructions in the Notice.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained elsewhere in this Proxy Statement.

You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

Questions and Answers About the Annual Meeting

What are proxy materials?

As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. A Proxy Statement is a document that includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting your shares at the Annual Meeting. The proxy materials for the Annual Meeting include a proxy card, the Proxy Statement and the 2025 Annual Report. The accompanying proxy is delivered and solicited on behalf of the board of directors of Loar in connection with the Annual Meeting, which will be exclusively held virtually via live webcast on the internet at www.virtualshareholdermeeting.com/LOAR2026 on June 2, 2026 at 10 a.m., Eastern Time.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to SEC rules, we may furnish proxy materials, including this Proxy Statement and the 2025 Annual Report, to our stockholders by providing access to these documents on the internet instead of mailing printed copies, and we have elected to do so.

Accordingly, on or about April 13, 2026, we expect to mail the Notice to all stockholders of record entitled to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed set may be found in the Notice.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, after ten calendar days have passed since our first mailing of the Notice.

What am I voting on? There are four matters scheduled for a vote at the Annual Meeting:

Proposal 1	Proposal 2	Proposal 3	Proposal 4

Election of Raja Bobbili, Alison Bomberg, and Margaret (Peg) McGetrick as Class II directors, each to hold office until our annual meeting of stockholders in 2029 and until their successor is duly elected and qualified, or until their earlier death, resignation, or removal.

	Ratification of the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	Advisory vote to approve the 2025 compensation of our named executive officers.	Advisory vote to approve the frequency of stockholder advisory votes on the compensation of our named executive officers.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

●	“FOR” the election of each of Raja Bobbili, Alison Bomberg, and Margaret (Peg) McGetrick as a Class II director;

●	“FOR” the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

●	“FOR” on a non-binding advisory basis, the compensation of our named executive officers; and

●	Approve “One Year,” on a non-binding advisory basis, as the frequency of future stockholder advisory votes on the compensation of our named executive officers.

How many votes are needed for approval of each proposal?

The voting requirements for each proposal being voted on at the Annual Meeting, as well as the effect of votes withheld, abstentions, and broker non-votes, if any, are as follows:

●

Proposal One: Election of Class I directors requires a plurality of the votes properly cast for the applicable nominee to be elected. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. You may vote “For” or “Withhold” on each of the nominees on this proposal. Proposal One is considered to be a “non-routine” matter under the rules of the New York Stock Exchange (the “NYSE”), meaning that your brokerage firm, bank, or other nominee may not vote your shares on the proposal in the absence of your voting instructions, which would result in a “broker non-vote.” Shares voting “Withhold” and broker non-votes will have no effect on the outcome of the vote on this proposal.

●

Proposal Two: Ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the votes properly cast on this proposal. You may vote “For,” “Against,” or “Abstain” on this proposal. Proposal Two is considered to be a “routine” matter under the rules of the NYSE. Accordingly, if you beneficially own your shares and do not provide voting instructions to your brokerage firm, bank, or other nominee by its deadline, your shares may be voted on Proposal Two by your brokerage firm, bank, or other nominee in its discretion. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

●

Proposal Three: The advisory vote to approve the 2025 compensation of our named executive officers requires the affirmative vote of a majority of the votes properly cast on this proposal. You may vote “For,” “Against,” or “Abstain” on this proposal. Proposal Three is considered to be a “non-routine” matter under NYSE rules, meaning that your brokerage firm, bank, or other nominee may not vote your shares on the proposal in the absence of your voting instructions, which would result in a “broker non-vote.” Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

●

Proposal Four: The advisory vote to approve the frequency of advisory votes on executive compensation requires the affirmative vote of a majority of the votes properly cast on this proposal. You may vote to approve executive compensation every “One Year,” every “Two Years,” or every “Three Years,” or you may “Abstain.” Proposal Four is considered to be a “non-routine” matter under NYSE rules, meaning that your brokerage firm, bank, or other nominee may not vote your shares on the proposal in the absence of your voting instructions, which would result in a “broker non-vote.” Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the internet, by telephone, by completing a proxy card, or online during the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors:

●	“FOR” the election of each of Raja Bobbili, Alison Bomberg, and Margaret (Peg) McGetrick as a Class II director;

●	“FOR” the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

●	“FOR” on a non-binding advisory basis, the compensation of our named executive officers; and

●	Approve “One Year,” on a non-binding advisory basis, as the frequency of future stockholder advisory votes on the compensation of our named executive officers.

If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in an account with a brokerage firm, bank, or other nominee (or in “street name”) and I do not provide my brokerage firm, bank, or other nominee with voting instructions, what happens?

If you are a beneficial owner of shares held in an account with a brokerage firm, bank, or other nominee (or in “street name”) and do not instruct your brokerage firm, bank, or other nominee how to vote your shares, your brokerage firm, bank, or other nominee may still be able to vote your shares in its discretion. Under the rules of the NYSE, brokerage firms, banks, and other nominees that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. A broker non-vote occurs when a brokerage firm, bank, or other nominee has not received voting instructions from the beneficial owner of the shares and the brokerage firm, bank, or other nominee cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Proposals One, Three and Four are considered to be “non-routine” under NYSE rules, meaning that your brokerage firm, bank, or other nominee may not vote your shares on such proposals in the absence of your voting instructions, which would result in a “broker non-vote.” Conversely, Proposal Two is considered to be “routine” under NYSE rules, meaning that if you do not return voting instructions to your brokerage firm, bank, or other nominee by its deadline, your shares may be voted on Proposal Two by your brokerage firm, bank, or other nominee in its discretion.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to the brokerage firm, bank, or other nominee as to how to vote your shares on matters considered to be “non-routine” under NYSE rules, the brokerage firm, bank, or other nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal One, Three and Four are considered to be “non-routine” under NYSE rules and, therefore, broker non-votes may occur in connection with Proposal One, Three and Four.

What is a quorum?

A quorum is the minimum number of shares or voting power required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws (our “Bylaws”) and Delaware law.

A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of our stock entitled to vote at the Annual Meeting are present at the Annual Meeting either by virtual attendance or by proxy. As of the Record Date, there were 93,624,471 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each proposal.

Your shares will be counted as present only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, or other nominee) or if you vote online during the Annual Meeting. Votes withheld, abstentions, and broker non-votes will be counted as shares present for purposes of the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or holders of a majority of the voting power of the shares present at the Annual Meeting may adjourn or postpone the Annual Meeting to another date.

What if another matter is properly brought before the Annual Meeting?

Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

How do I attend and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting online via live webcast only. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/LOAR2026 by logging in with your control number. The meeting will start at 10 a.m., Eastern Time, on Tuesday, June 2, 2026. We recommend that you log in a few minutes before 10 a.m., Eastern Time, to ensure you are present when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.

In order to enter the Annual Meeting live webcast, you will need your control number, which is located on your proxy card if you are a stockholder of record. If you are the beneficial owner of your shares, your control number is included with your voting instruction card and voting instructions received from your brokerage firm, bank, or other nominee. Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/LOAR2026.

If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/LOAR2026 using your control number, type your question into the “Ask a Question” field, and click “Submit.” When you log into the Annual Meeting, please review our rules of conduct, which have been prepared to ensure a productive and efficient meeting that is fair to all stockholders in attendance. We will answer as many questions as possible in the time allotted for the Annual Meeting. We will only answer questions that are submitted in accordance with the rules of conduct and are relevant to an agenda item to be voted on by stockholders at the Annual Meeting, subject to time constraints.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians available to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that is available online at www.virtualshareholdermeeting.com/LOAR2026.

Why are you holding a virtual meeting?

We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for our stockholders and our company. Hosting a virtual meeting provides easy access for our stockholders and facilitates participation because stockholders can participate from any location around the world. We have structured our virtual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were 93,624,471 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone, or by completing and returning a printed proxy card.

Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee

If, at the close of business on the Record Date, your shares were not held in your name, but on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by that nominee. Those shares will be reported as being held by the nominee (e.g., your brokerage firm) in the system of record used for identifying stockholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee how to vote the shares in your account. Please refer to the voting instructions provided by your brokerage firm, bank, or other nominee. Many brokerage firms, banks, and other nominees enable beneficial owners to give voting instructions by telephone or over the internet as well as in writing. You are also welcome to attend the Annual Meeting and vote online during the meeting. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy (sometimes referred to as a “legal proxy”) from your brokerage firm, bank, or other nominee. Follow the instructions from your brokerage firm, bank, or other nominee included with the proxy materials, or contact your nominee to request a proxy form. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/LOAR2026.

How many votes do I have?

Each holder of shares of our common stock will have one vote per share of common stock held as of the Record Date. The holders of the shares of our common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited.

How can I vote?

Your voting options depend on how you hold your shares.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the internet, by telephone, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded. For more information, see the question below titled “Can I change my vote or revoke my proxy after submitting a proxy?”

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To vote online in advance of the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. Votes through the internet must be received by 11:59 p.m., Eastern Time, on June 1, 2026 to be counted.

●

To vote by telephone in advance of the Annual Meeting, call 1-800-690-6903 and follow the recorded instructions, including providing the control number located on your proxy card, or in the instructions that accompanied the proxy materials. Votes by telephone must be received by 11:59 p.m., Eastern Time, on June 1, 2026 to be counted.

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To vote using a printed proxy card in advance of the Annual Meeting, complete, sign, and date a printed proxy card and return it promptly in the envelope provided. If we receive your signed proxy card by 11:59 p.m., Eastern Time, on June 1, 2026, we will vote your shares as directed.

●

To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/LOAR2026, starting at 10 a.m., Eastern Time, on Tuesday, June 2, 2026. You will need to enter the control number located on your proxy card, or in the instructions that accompanied the proxy materials. The webcast will open 15 minutes before the start of the Annual Meeting.

Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee

If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee, you should have received a proxy card containing voting instructions from that nominee rather than from us. To vote online during the Annual Meeting, you must follow the instructions from such nominee.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed, and returned, the shares represented by such proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors.

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy, as described in the question below titled “Can I change my vote or revoke my proxy after submitting a proxy?”

Can I change my vote or revoke my proxy after submitting a proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

●	Submit another properly completed proxy card with a later date;

●	Grant a subsequent proxy by telephone or through the internet;

●	Send a timely written notice that you are revoking your proxy to our Secretary via email at secretary@loargroup.com; or

●

Attend the Annual Meeting and vote online during the meeting. Attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a beneficial owner and your shares are held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that nominee.

How can I find out the results of the voting at the Annual Meeting?

We expect that preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K with the SEC to publish the preliminary results within four business days after the Annual Meeting and, within four business days after the final results are known to us, file an amendment to the Current Report on Form 8-K with the SEC to publish the final results.

Who is paying for this proxy solicitation?

We are paying for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other nominees for the cost of forwarding proxy materials to beneficial owners. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Requirements for stockholder proposals to be considered for inclusion in the proxy materials

To be considered for inclusion in next year’s proxy materials, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be submitted in writing by December 14, 2026, to our Secretary at Loar Holdings Inc., 20 New King Street, White Plains, New York 10604, Attention: Secretary.

Requirements for stockholder proposals to be brought before the annual meeting

Our Bylaws provide that, for stockholder proposals not included in next year’s proxy materials to be considered at an annual meeting, stockholders must provide timely advance written notice thereof to our Secretary at Loar Holdings Inc., 20 New King Street, White Plains, New York 10604, Attention: Secretary. In order to be considered timely, notice of a proposal (including a director nomination) for consideration at the 2027 annual meeting of stockholders must be received by our Secretary in writing not later than the close of business on March 4, 2027 nor earlier than the close of business on February 2, 2027. However, if our 2027 annual meeting of stockholders is not held between May 3, 2027 and July 2, 2027, the notice must be received not later than the close of business on the later of (A) the 90th day prior to the 2027 annual meeting of stockholders and (B) the 10th day following the day on which public announcement of the date of the 2027 annual meeting is first made. Any such notice to the Secretary must include the information required by our Bylaws.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must satisfy the foregoing requirements under our Bylaws and provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than the close of business on April 5, 2027.

PROPOSAL ONE: Elections of Directors

Number of Directors; Board Structure

Our board of directors consists of ten directors. Our board of directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms.

Our directors are divided into the three classes as follows:

●	the Class I directors are Dirkson Charles, Anthony M. Carpenito, Taiwo Danmola and Paul S. Levy, whose terms will expire at the annual meeting of stockholders to be held in 2028;

●	the Class II directors are Raja Bobbili, Alison Bomberg and Margaret (Peg) McGetrick, whose terms will expire at the Annual Meeting; and

●	the Class III directors are Brett Milgrim, David Abrams and M. Chad Crow, whose terms will expire at the annual meeting of stockholders to be held in 2027.

Each director’s term will continue until the election and qualification of their successor, or their earlier death, resignation or removal.

Nominees

At the recommendation of our nominating and corporate governance committee, our board of directors has nominated Raja Bobbili, Alison Bomberg and Margaret (Peg) McGetrick for re-election as Class II directors at the Annual Meeting. If re-elected, each of Mr. Bobbili, Ms. Bomberg, and Ms. McGetrick will serve as a Class II director until the annual meeting of stockholders to be held in 2029 and until their successor is elected and qualified, or until their earlier death, resignation or removal. Each of the nominees is a current Class II director and member of our board of directors. For information concerning the nominees, see the section titled “Information Regarding Director Nominees and Current Directors.”

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee named above. If any nominee is unable or unwilling to serve as a director at the time of the Annual meeting, the persons named as proxies may vote for a substitute nominee proposed by our board of directors. Alternatively, the proxies may vote only for the remaining nominees, leaving a vacancy on our board of directors. Our board of directors may fill a vacancy at a later date or reduce the size of our board of directors. Our management has no reason to believe that any of the nominees will be unwilling or unable to serve if re-elected as a director.

Vote Required

Directors are elected by a plurality of the votes properly cast at the Annual Meeting. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. If nominees are unopposed, election requires only a single “FOR” vote or more. Any shares voting “WITHHOLD” will have no effect on the outcome of the election of the nominees. Broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of the nominees.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF Raja Bobbili, Alison Bomberg and Margaret (Peg) McGetrick AS A CLASS II DIRECTOR.

Information Regarding Director Nominees and Current Directors

The following table sets forth, for the Class II director nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, their ages, independence, and position or office held with us as of April 13, 2026:

Name	Age	Independent	Position

Class I directors continuing in office until the annual meeting of stockholders to be held in 2028

Dirkson Charles	62		President, Chief Executive Officer, Executive Co-Chairman and Director

Anthony M. Carpenito(1)	51	X	Director

Taiwo Danmola(2)	66	X	Director

Paul S. Levy(1)(3)	78	X	Director

Class II director nominees for election at the Annual Meeting

Raja Bobbili(3)	38	X	Director

Alison Bomberg(1)	57	X	Director

Margaret (Peg) McGetrick(2)	67	X	Director

Class III directors continuing in office until the annual meeting of stockholders to be held in 2027

Brett Milgrim	57		Executive Co-Chairman and Director

David Abrams(3)*	65	X	Director

M. Chad Crow(2)	58	X	Director

* Lead independent director.

(1) Member of the nominating and corporate governance committee.

(2) Member of the audit committee.

(3) Member of the compensation committee.

Nominees for Election at the Annual Meeting

Raja Bobbili served as Manager on the Board of Managers of Loar Acquisition 13, LLC, a Delaware limited liability company (“LA 13”) from its inception in 2017 until its liquidation following our initial public offering (“IPO”). He joined our board of directors in connection with our IPO. Since January 2014, Mr. Bobbili has served at Abrams Capital Management, LLC, where he is currently an Investment Analyst and Managing Director. Mr. Bobbili received his undergraduate education at the Massachusetts Institute of Technology, and earned a J.D./M.B.A. from Harvard University.

Mr. Bobbili has extensive experience in private equity investing, financial matters, and knowledge and understanding of business and corporate strategy, including from his long tenure on the Board of Managers of LA 13.

Alison Bomberg served as Manager on the Board of Managers of LA 13 from its inception in 2017 until its liquidation following our IPO. She joined our board of directors in connection with our IPO. Since June 2015, Mrs. Bomberg has served at Abrams Capital Management, LLC, where she is currently a Managing Director and General Counsel. Previously, Mrs. Bomberg was a Partner in the Private Equity group of Ropes and Gray, LLP where she practiced law for 21 years. Mrs. Bomberg serves on the Advisory Board of the non-profit Boston Youth Symphony Orchestras. Mrs. Bomberg holds a B.A. in Foreign Policy from the University of Wisconsin-Madison and a J.D. from Boston University School of Law.

Ms. Bomberg has vast experience from her long tenure on the Board of Managers of LA 13. She serves as a senior lawyer of a large investment company. As a practicing lawyer, she brings valuable knowledge to the Board.

Margaret (Peg) McGetrick served as Manager on the Board of Managers of LA 13 from February 2024 until its liquidation following our IPO. She joined our board of directors in connection with our IPO. Ms. McGetrick has served as Director of Grantham, Mayo, Van Otterloo & Co. (“GMO”), an investment management company, since 2011. From 2016 to 2017, Ms. McGetrick served as the interim Chief Executive Officer of GMO when she stepped in from her Trustee position to manage a $70 billion global asset management firm through a corporate restructure and the hiring and onboarding of a new Chief Executive Officer. Previously, Ms. McGetrick was a Founding Partner and Portfolio Manager of Liberty Square Asset Management, a majority women-owned, multi-billion dollar hedge fund. Prior to that role, Ms. McGetrick served as Partner and Head of International Active at GMO. Ms. McGetrick has also served as Trustee of non-profit Save the Children US since 2017 and Trustee of Save the Children Association/Save the Children International Board since 2020. Ms. McGetrick holds a B.A. in Psychology and a B.S. in Business Management from Providence College, and an M.S. in Finance from Fairfield University.

Ms. McGetrick has extensive experience in investing, financial matters, and knowledge and understanding of business and corporate strategy, including from her long tenure at GMO. She will bring valuable knowledge to the Board and the Audit Committee.

Directors Continuing in Office Until the Annual Meeting of Stockholders to Be Held in 2027

Brett Milgrim has been the Executive Co-Chairman of Loar Holdings Inc., formerly known as Loar Holdings, LLC since 2017. He also served as Executive Manager and Co-Chairman of the Board of Managers of LA 13 from its inception in 2017 until its liquidation following our IPO. He joined our board of directors in connection with our IPO. From 1997 until his retirement in 2011, Mr. Milgrim was a Managing Director and Partner of JLL Partners, a New York-based private equity firm, where he was responsible for leading investments in JLL’s industrial vertical and has extensive experience in all areas of corporate finance and capital markets. His background involving the management of numerous aerospace and industrial companies is valuable in leading Loar’s overall corporate and acquisition strategies. Mr. Milgrim previously served in the Investment Banking department of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Milgrim currently serves on the Board of Directors of Builders FirstSource, Inc., a position he has held since 1999. Mr. Milgrim previously served as a director of Horizon Global Corporation until its acquisition in February 2023 and PGT Innovations, Inc. until its acquisition in March 2024. Mr. Milgrim holds an M.B.A. from The Wharton School of the University of Pennsylvania and a Bachelor’s Degree from Emory University.

Mr. Milgrim is the Executive Co-Chairman of Loar Holdings Inc., formerly known as Loar Holdings, LLC. That role, along with his knowledge regarding all aspects of corporate finance and capital markets and service on the boards of other public companies, make him an essential Board member.

David Abrams served as Manager on the Board of Managers of LA 13 from its inception in 2017 until its liquidation following our IPO. He joined our board of directors in connection with our IPO. Mr. Abrams founded Abrams Capital Management, LLC in 1999 and has been its Chief Executive Officer and Portfolio Manager since inception. Previously, Mr. Abrams was a senior investment professional with The Baupost Group of Boston, Massachusetts, for 10 years. Mr. Abrams holds a B.A. in History from the University of Pennsylvania.

Mr. Abrams has vast experience investing in a wide variety of businesses, including his long tenure on the Board of Managers of LA 13. He brings valuable knowledge to the Board.

M. Chad Crow served as Manager on the Board of Managers of LA 13 from February 2024 until its liquidation following our IPO. He joined our board of directors in connection with our IPO. Mr. Crow has served since April 2021 as a fractional Chief Financial Officer for Lone Star Pharmaceuticals, a pharmaceutical distribution company, and MAC Realty, a rental properties company. Previously, Mr. Crow joined Builders FirstSource, Inc. in September 1999, and held several roles of increasing responsibility thereafter. In 2009, Mr. Crow was named Senior Vice President and Chief Financial Officer; in 2014, he was promoted to President and Chief Operating Officer; and in 2017, he became a Director, President and Chief Executive Officer, serving in such roles until April 2021. Previously, he served in a variety of positions at Pier One Imports and Price Waterhouse LLP. Mr. Crow holds a B.B.A. in Accounting from Texas Tech University.

Mr. Crow has significant public company financial and executive experience. He has over 20 years of experience in senior and executive management and held a C.P.A. license for over 25 years. Through his previous experience as Chief Financial Officer and Chief Executive Officer of a publicly-traded company, Mr. Crow brings valuable knowledge to the Board and the Audit Committee.

Directors Continuing in Office Until the Annual Meeting of Stockholders to Be Held in 2028

Dirkson Charles founded Loar Group Inc. in 2012 and has served as President, Chief Executive Officer and Executive Co-Chairman since inception. He has served as President, Chief Executive Officer and Executive Co-Chairman of Loar Holdings Inc., formerly known as Loar Holdings, LLC, since its inception in 2017. He also served as Executive Manager and Co-Chairman of the Board of Managers of LA 13, from its inception in 2017 until its liquidation following our IPO. He joined our board of directors in connection with our IPO. From May 2007 to December 2010, Mr. Charles served as an Executive Vice President of McKechnie Aerospace responsible for all aspects of financial operations for this multinational organization. From February 1989 to May 2007, Mr. Charles was Executive Vice President and Chief Financial Officer with K&F Industries, a leading manufacturer of aviation wheels, brakes, fuel tanks and brake control systems. In addition, Mr. Charles was with Arthur Andersen and Company for five years where he supervised audit engagements and acquired expertise in the Securities and Exchange Commission rules and regulations. Mr. Charles currently serves as the Co-Chairman of Doncasters Group Limited, a position he has held since February 1, 2026. From March of 2020 to February 1, 2026, Mr. Charles served as the Chairman of Doncasters Group Limited. Mr. Charles has also served as a Director of Builders FirstSource, Inc. since June 2022. Mr. Charles holds an undergraduate degree in public accounting and an M.B.A. in finance from Pace University. He is a certified public accountant in the State of New York.

Mr. Charles is the President, Chief Executive Officer and Executive Co-Chairman of Loar Holdings Inc., formerly known as Loar Holdings, LLC. That role, along with his service as a member of the board of directors of a public company, prior high-level leadership positions and his critical accounting skills as a licensed C.P.A. and from his prior experience in public accounting, make him an essential Board member.

Anthony M. Carpenito served as Manager on the Board of Managers of LA 13 from 2019 until its liquidation following our IPO. He joined our board of directors in connection with our IPO. Since April 2015, Mr. Carpenito has served at Abrams Capital Management, LLC, where he is currently Head of Private Capital Markets. Previously, Mr. Carpenito spent nearly 10 years in Credit Suisse’s Private Fund Group, including as Managing Director and Head of the Real Estate Private Fund Group. Prior to that role, he spent three years at GAMCO Investors in a hedge fund capital raising role. He started his career at Goldman Sachs, holding various roles in Controllers, emerging debt capital markets and asset management. Mr. Carpenito holds a B.A. in Economics and Political Science from Bucknell University and an M.B.A. from Columbia University.

Mr. Carpenito has extensive experience in private equity investing, financial matters, and knowledge and understanding of business and corporate strategy, including from his long tenure on the Board of Managers of LA 13.

Taiwo Danmola served as Manager on the Board of Managers of LA 13 from February 2024 until its liquidation following our IPO. He joined our board of directors in connection with our IPO. Mr. Danmola has served as the Managing Member of Taiwo Danmola LLC since January 2021. He has also served as the part-time Chief Accounting Officer of Global Infrastructure Solutions Inc. since 2021. Mr. Danmola has also served as Director of Security Mutual Life Insurance Company of New York since September 2022 and of DPC Holdings since January 1, 2026. Prior to his current positions, Mr. Danmola served as Assurance Partner at Ernst & Young, LLP from 2002 to 2020. Previously, Mr. Danmola served as Assurance Partner at Arthur Andersen, LLP. Since 2022, Mr. Danmola served as a non-Trustee member of the Audit Committee of the Brooklyn Public Library and was appointed, effective April 2023, to its Board of Trustees. Mr. Danmola holds a B.S. in Accounting and a Minor in Economics from St. John’s University. Mr. Danmola is a Certified Public Accountant in New York State.

Mr. Danmola has vast experience in accounting and auditing. Through his previous experience as an Assurance Partner at large auditing firms, he brings valuable knowledge to the Board and the Audit Committee.

Paul S. Levy served as Manager on the Board of Managers of LA 13 from its inception in 2017 until its liquidation following our IPO. He joined our board of directors in connection with our IPO. Mr. Levy founded JLL Partners, a New York-based private equity firm, in 1988 and currently serves as its Managing Director. In addition, Mr. Levy is the Chairman of the Board of Directors of Builders FirstSource, Inc. Mr. Levy has also previously served on the boards of numerous private companies. Mr. Levy holds a B.A. in History from Lehigh University and a J.D. from University of Pennsylvania.

Mr. Levy has vast experience investing in and managing a wide variety of businesses, including his long tenure on the Board of Managers of LA 13, and has served on the boards of directors of several public companies. Mr. Levy has also been a senior manager of a large company, general counsel of another company, and a practicing lawyer, bringing further breadth to his contributions to the Board.

Information Regarding the Board of Directors and Corporate Governance

Committees of Our Board of Directors

The standing committees of our Board consist of an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Our Board may also establish from time to time any other committees that it deems necessary or desirable.

The board of directors has extensive involvement in the oversight of risk management related to us and our business. Our chief executive officer and other executive officers will regularly report to the non-executive directors and the Audit Committee, the Compensation Committee and the Nominating and Governance Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our Board provides appropriate risk oversight of our activities.

Audit Committee

We have an Audit Committee, consisting of Taiwo K. Danmola, who serves as the chair, M. Chad Crow and Margaret (Peg) McGetrick, each of whom qualifies as an independent director under the corporate governance standards of the NYSE and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board has determined that each of Mr. Danmola, Mr. Crow and Ms. McGetrick qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. The purpose of the Audit Committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our Board in overseeing:

●	accounting, financial reporting, and disclosure processes;

●	adequacy and soundness of systems of disclosure and internal control established by management;

●	the quality and integrity of our financial statements and related notes thereto and the annual independent audit of our financial statements;

●	our independent registered public accounting firm’s qualifications and independence;

●	the performance of our internal audit function and independent registered public accounting firm;

●	our compliance with legal and regulatory requirements in connection with the foregoing;

●	compliance with our Code of Conduct;

●	overall risk management profile; and

●	preparing the audit committee report required to be included in our proxy statement under the rules and regulations of the SEC.

Our Board has adopted a written charter for the Audit Committee, which is available on our website.

Compensation Committee

We have a Compensation Committee, consisting of Raja Bobbili, who serves as the chair, David Abrams and Paul S. Levy.

The purpose of the Compensation Committee is to assist our Board in discharging its responsibilities relating to:

●

the establishment, maintenance and administration of compensation and benefit policies designed to attract, motivate and retain personnel with the requisite skills and abilities to contribute to our long term success;

●	setting our compensation program and compensation of our executive officers, directors and key personnel;

●	monitoring our incentive compensation and equity-based compensation plans;

●	succession planning for our executive officers, directors, and key personnel;

●	our compliance with the compensation rules, regulations, and guidelines promulgated by NYSE, the SEC and other law, as applicable; and

●	preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.

Our Board has adopted a written charter for the Compensation Committee, which is available on our website.

Nominating and Governance Committee

We have a Nominating and Governance Committee, consisting of Alison Bomberg, who serves as the chair, Anthony M. Carpenito and Paul S. Levy.

The purpose of the Nominating and Governance Committee is to:

●	advise our Board concerning the appropriate composition of our Board and its committees;

●	identify individuals qualified to become members of our Board;

●	recommend to our Board the persons to be nominated by our Board for election as directors at any meeting of stockholders;

●	recommend to our Board the members of our Board to serve on the various committees of our Board;

●	develop and recommend to our Board a set of corporate governance guidelines and assist our Board in complying with them; and

●	oversee the evaluation of our Board, our Board committees, and management.

Our Board has adopted a written charter for the Nominating and Governance Committee, which is available on our website.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

We have entered into certain indemnification agreements with our directors and are party to certain transactions with our stockholders described in “Certain Relationships and Related Party Transactions—Indemnification of Officers and Directors,” “Certain Relationships and Related Party Transactions—Registration Rights Agreement” and respectively. In addition, certain of our stockholders are party to a voting agreement with respect to shares of our common stock described in “Certain Relationships and Related Party Transactions—Voting Agreement.”

Director Independence

Pursuant to the corporate governance listing standards of the NYSE, a director employed by us cannot be deemed to be an “independent director.” Each other director will qualify as “independent” only if our Board affirmatively determines that he has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

Our Board has affirmatively determined that each of our directors, other than Mr. Charles and Mr. Milgrim, qualifies as “independent” in accordance with the rules. In making its independence determinations, our Board considered and reviewed all information known to it (including information identified through directors’ questionnaires).

Lead Independent Director

Our corporate governance guidelines provide that one of our independent directors will serve as the lead independent director at any time when an independent director is not serving as the chairperson of the Board. David Abrams serves as our lead independent director. As lead independent director, Mr. Abrams presides over periodic meetings of our independent directors; coordinates activities of the independent directors; collaborates with the Executive Co-Chairmen of the Board to establish meeting agendas, approve the quality, quantity, and timeliness of materials sent to the full Board; approves Board meeting schedules; reviews and recommends committee memberships for the Board; lead discussions on the performance of the Chief Executive Officer; calls for executive sessions of the Board and chairing those sessions; serves as chair of Board meetings if the Executive Co-Chairmen are unavailable; facilitates discussions among independent directors on key issues outside of full board meetings, including oversight of the Chief Executive Officer and management succession and planning; authorizes the engagement of outside counsel and other advisors to report directly to the Board; confers with Audit Committee members and approve any proposed related party transactions (excluding matters where the Lead Independent Director is the subject of the conflict); and performs such additional duties as our Board may otherwise determine and delegate.

Background and Experience of Directors; Board Diversity

When considering whether directors and nominees have the experience, qualifications, attributes, or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

In evaluating director candidates, we consider, and will continue to consider in the future, factors including, personal and professional character, integrity, ethics and values, experience in corporate management, finance and other relevant industry experience, social policy concerns, judgment, potential conflicts of interest, including other commitments, practical and mature business judgment, and such factors as age, gender, race, orientation, experience, and any other relevant qualifications, attributes, or skills.

Meetings of the Board of Directors and Stockholders

Our business and affairs are managed by our management under the direction of our board of directors. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors held seven (7) meetings (including regularly scheduled and special meetings) during the fiscal year ended December 31, 2025. For the fiscal year ended December 31, 2025, each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the period that he or she served. We encourage our directors to attend our annual meetings of stockholders. At our 2025 annual meeting, all of our directors were present.

As required under applicable NYSE listing standards, our non-management directors also meet in regularly scheduled executive sessions at which only non-management directors are present. During the fiscal year ended December 31, 2025, our non-management directors met in executive session four (4) times. David Abrams, our lead independent director, presided over these executive sessions.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee considers director candidates recommended by stockholders. A stockholder that wishes to recommend a candidate for election to our board of directors may send a letter directed to our Secretary at Loar Holdings Inc., 20 New King Street, White Plains, New York 10604, Attention: Secretary. The letter must include, among other things, the candidate’s name, business and residence addresses, biographical data, and the number of Loar shares held. Additional information regarding the process and required information to properly and timely submit stockholder nominations for candidates for membership on our board of directors is set forth in our Bylaws and corporate governance guidelines.

Communications with the Board of Directors

Any matter intended for the board, or for any individual director, should be directed to our company Secretary via email to secretary@loargroup.com or via U.S. Mail or Expedited Delivery Service to Loar Holdings Inc., 20 New King Street, White Plains, New York 10604, Attn: Chairperson of the Board of Directors, c/o Secretary, with a request to forward the communication to the intended recipient. In general, any shareholder communication delivered to Loar for forwarding to the board or an individual director will be forwarded in accordance with the sender’s instructions.

We will forward by U.S. Mail any such communication to each director to whom such communication is addressed and to the Chairperson of our board of directors in his or her capacity as a representative of our board of directors, at the address specified by each such director and the Chairperson of our board of directors.

Our General Counsel will review these communications and reserves the right not to forward communications if they are deemed inappropriate, consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other interested party of our company, or are deemed to be solicitations, advertisements, surveys, “junk” mail or mass mailings.

Corporate Governance Guidelines and Code of Conduct

Our board of directors has adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of conduct that applies to all of our employees, directors, and officers, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers.

We have adopted a Code of Conduct that applies to all of our directors, officers, and employees, including our chief executive officer and chief financial and accounting officer. Our Code of Conduct is available on our website. Our Code of Conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

The full text of our corporate governance guidelines and code of conduct is available on our website at https://ir.loargroup.com/corporate-governance/governance-documents under “Corporate Governance Guidelines” and “Code of Conduct,” respectively, and may also be obtained without charge by contacting our Secretary at Loar Holdings Inc., 20 New King Street, White Plains, New York 10604, Attention: Secretary. We intend to disclose any amendments to our code of conduct, or waivers of its requirements, on our website or in filings under the Exchange Act, as required by the applicable rules and exchange requirements. During the fiscal year ended December 31, 2025, we have not granted any waivers from any provision of our code of conduct.

Prohibition on Hedging, Short Sales, and Pledging

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public
information or otherwise is not permitted to trade in company securities. Our board of directors has adopted an insider trading policy that applies to all of our employees, directors, and officers. This policy prohibits the following transactions in our company securities: short sales, the purchase or sale of derivative securities or hedging transactions, the use of our company securities as collateral subject to margin calls, and the pledge of our company securities as collateral for loans.
Timing Policies and Practices Regarding Equity Awards
We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on the grant dates for equity awards or for the purpose of affecting the value of executive compensation. Furthermore, we do not take material nonpublic information into account when determining the timing and terms of such equity awards. In 2025, we did not grant any new equity awards to our named executive officers during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form
10-Q
or Form
10-K,
or the filing or furnishing of any Company Form
8-K
that disclosed any material
non-public
information.
Performance-Based Compensation Recovery Policy
Effective April 16, 2024, our board of directors adopted a compensation recovery (“clawback”) policy as required by Rule
10D-1
under the Exchange Act and the corresponding NYSE listing standards. The clawback policy generally provides, subject to certain exceptions, that if we are required to prepare a restatement of our financial statements, we will recover from our executive officers any incentive-based compensation that was erroneously awarded in excess of the amount that otherwise would have been awarded based on restated amounts in the restated financial statements. The recovery period is the three completed fiscal years immediately preceding the date that our board of directors concludes that we are required to restate our financial statements. Incentive-based compensation includes any compensation that is granted, earned, or vested based on the attainment of a financial reporting measure of the Company.
In addition, as a public company subject to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.

Director Compensation

Each of our non-employee directors is eligible to receive compensation for his or her service on our Board consisting of annual cash retainers of $100,000, payable quarterly. Mr. Abrams, Mr. Bobbili, Mrs. Bomberg, Mr. Carpenito and Mr. Levy have waived and intend to waive any such cash retainers payable to them.

In connection with our IPO, we offered first time non-employee directors the opportunity to make a one-time election to participate in a stock purchase and matching grant program, which provides that if the non-employee director purchased shares of our common stock (the “Purchased Shares”) (the date of the first such purchase, the “Purchase Date”) as part of the directed share program in our IPO or, with respect to an individual who becomes a non-employee director after the closing of our IPO, at fair value within 30 days following the date the individual becomes a non-employee director, then the company issued pursuant to the Loar Holdings Inc. 2024 Equity Incentive Plan (as amended, the “2024 Plan”) a matching grant of fully vested shares of our common stock (the “Matching Grant Shares”) equal to 25% of the aggregate fair value of the purchased shares, up to a maximum aggregate matching grant of $500,000 per director. For any non-employee director who elected to participate in this program, the Matching Grant Shares are restricted from sale pursuant to the terms of the 2024 Plan as follows: all Matching Grant Shares are restricted from sale prior to the third anniversary of such non-employee director’s Purchase Date, provided that such non-employee director may sell up to 50% of his or her Purchased Shares beginning the day after the first anniversary of his or her Purchase Date and ending on the third anniversary of his or her Purchase Date, after which all such restrictions will cease.

On April 24, 2024, we granted 17,857 Matching Grant Shares to each of Mr. Crow, Mr. Danmola and Ms. McGetrick, each of whom is a non-employee director of the Company who purchased shares of common stock under the directed share program of our IPO.

Our directors are reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Our directors are also entitled to the protection provided by the indemnification provisions in our bylaws. Our Board may revise the compensation arrangements for our directors from time to time.

Director Compensation Table

The following table sets forth information regarding compensation awarded to, earned by, or paid to each person who served as a non-employee member of our board of directors during the fiscal year ended December 31, 2025. Other than as set forth in the table and described more fully below, we did not pay any cash compensation, make any equity awards or non-equity awards, or pay any other compensation to any of the non-employee members of our board of directors in 2025 for their services as members of our board of directors. During the fiscal year ended December 31, 2025, Dirkson Charles, our President, Chief Executive Officer and Executive Co-Chairman, and Brett Milgrim, our Executive Co-Chairman, both served as members of our board of directors as well as employees. Mr. Charles and Mr. Milgrim did not receive any additional compensation for their services as members of our board of directors and therefore are not included in the table below. The total compensation earned by or paid to Mr. Charles and Mr. Milgrim is presented in the “Summary Compensation Table” in the section titled “Executive Compensation.”

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)

David Abrams(1)	N/A	None	None

Raja Bobbili(1)	N/A	None	None

Alison Bomberg(1)	N/A	None	None

Anthony M. Carpenito(1)	N/A	None	None

M. Chad Crow	100,000	None	100,000

Taiwo Danmola	100,000	None	100,000

Paul S. Levy(1)	N/A	None	None

Margaret McGetrick	100,000	None	100,000

(1) Elected to waive right to receive any non-employee director cash compensation.

The following table presents the aggregate number of stock awards held by our non-employee directors as of December 31, 2025.

Name	Number of Stock Awards Held as of December 31, 2025

David Abrams	None

Raja Bobbili	None

Alison Bomberg	None

Anthony M. Carpenito	None

M. Chad Crow	17,857

Taiwo Danmola	17,857

Paul S. Levy	None

Margaret McGetrick	17,857

PROPOSAL TWO

Ratification of Appointment of Independent Registered Public Accounting Team

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Our board of directors is submitting the appointment of EY to our stockholders for ratification at the Annual Meeting. EY has served as our independent registered public accounting firm since 2013.

Although ratification of the appointment of EY by our stockholders is not required by our Bylaws or otherwise, our board of directors is submitting the appointment of EY to our stockholders for ratification as a matter of good corporate governance. In the event that the appointment of EY is not ratified by our stockholders, our audit committee will consider the outcome of the vote in determining whether or not to retain EY for the fiscal year ending December 31, 2026. Even if the appointment is ratified by our stockholders, our audit committee, in its sole discretion, may appoint a different independent registered public accounting firm for the fiscal year ending December 31, 2026 at any time if our audit committee believes that such a change would be in the best interests of Loar and its stockholders.

A representative of EY is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so chooses, and is also expected to be available to respond to appropriate questions from stockholders.

Pre-Approval Policies and Procedures

We have adopted a policy under which our audit committee must pre-approve all audit and permissible non-audit services to be provided by our independent registered public accounting firm. Our audit committee may pre-approve our independent registered public accounting firm to perform a specific project, set of services, or transaction for our company or certain categories of services for our company. As part of its review, our audit committee also considers whether the categories of pre-approved services are consistent with the SEC’s rules on auditor independence. Our audit committee has pre-approved all services provided by our independent registered public accounting firm since the pre-approval policy was adopted prior to our IPO.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents the fees billed by EY and its affiliates for professional services rendered with respect to the fiscal years ended December 31, 2025 and 2024.

	Fiscal Year Ended December 31,

	2025	2024

	($)

Audit Fees(1)	4,549,600	1,827,600

Audit-Related Fees(2)	1,148,000	324,000

Tax Fees(3)	348,175	197,410

All Other Fees	—	—

Total Fees	6,045,775	2,349,010

(1) “Audit Fees” consist of fees for professional services provided in connection with the audit of our annual financial statements, review of our quarterly financial statements, and statutory and regulatory filings or engagements.

(2) “Audit-Related Fees” consist of fees for due diligence in connection with acquisitions.

(3) “Tax Fees” consist of fees for professional services provided for tax advice and tax planning.

Vote Required

The affirmative “FOR” vote of a majority of the votes properly cast at the Annual Meeting is required to ratify the appointment of EY. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

PROPOSAL THREE: Advisory Vote on the

Compensation of Named Executive Officers

As required by Section 14A of the Exchange Act, the board of directors is soliciting an advisory (non-binding) stockholder vote, commonly referred to as “Say-on-Pay”, to approve the compensation of the named executive officers (NEOs) whose compensation is disclosed in this Proxy Statement.

The board of directors strongly endorses our executive compensation program and recommends that the stockholders vote in favor of the following Resolution:

“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this Proxy Statement.”

Stockholders are encouraged to review the Compensation Discussion and Analysis section below as well as the accompanying tables and narrative disclosure referred to in the proposed resolution, which provide details about our executive compensation program as well as specific information about the compensation of our named executive officers.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. Although the vote is non-binding, the board of directors and the Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the above resolution the Compensation Committee will consider the stockholders’ concerns and will evaluate any actions that it believes may be necessary to address those concerns.

Vote Required

The affirmative “FOR” vote of a majority of the votes properly cast at the Annual Meeting is required to approve the 2025 compensation of our named executive officers. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR: Advisory Vote on the Frequency of a Non-Binding Stockholder Vote on the Compensation of Named Executive Officers

Section 14A of the Exchange Act requires us to hold a separate, non-binding stockholder vote at least every six years to advise on the frequency of holding a stockholder advisory vote on the compensation of our named executive officers. We are providing stockholders the option of selecting a frequency of every one, two or three years. Stockholders have the option to vote for any one of the three options, or to abstain on the matter. We intend to hold the next non-binding advisory vote on the frequency of holding a stockholder advisory vote on the compensation of our named executive officers at our 2032 annual meeting of stockholders.

Our board of directors recommends that stockholders approve holding a say on pay vote every year (an annual vote) because we continue to believe that an annual vote will promote best governance practices and facilitate our Compensation Committee’s and our senior management’s consideration of the views of our stockholders in structuring our compensation programs for our named executive officers. We believe that an annual vote will provide our Compensation Committee and our senior management with more direct input on, and reactions to, our current compensation practices, and better allow our Compensation Committee and our senior management to measure how they have responded to the prior year’s vote.

For the reasons discussed above, our board recommends that stockholders vote in favor of holding an advisory say on pay vote on executive compensation at our annual meeting of stockholders every year. In voting on this advisory vote on the frequency of the say on pay vote, stockholders should be aware that they are not voting “for” or “against” the board of director’s recommendation to vote for a frequency of every year. Rather, stockholders will be casting votes to recommend a say on pay vote frequency, which may be every year, two years, or three years, or they may abstain entirely from voting on the proposal.

The frequency of the say on pay vote receiving either a majority of the votes cast in person or by proxy or at least the greatest number of votes cast in favor of such frequency, whether every year, every two years or every three years, will be the frequency of the say on pay vote that shareholders are deemed to have approved. Abstentions and broker non-votes do not constitute a vote for any particular frequency.

Additionally, although the outcome of this advisory vote on the frequency of future say on pay votes is non-binding, our board of directors will review and consider the outcome of this vote when making determinations as to when the say on pay vote will again be submitted to shareholders for approval at an annual meeting of shareholders.

Vote Required

The affirmative “FOR” vote of a majority of the votes properly cast at the Annual Meeting is required to approve the frequency of advisory votes on executive compensation. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR “ONE YEAR” AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Report of the Audit Committee

of the Board of Directors

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with our management. The audit committee has also reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with Ernst & Young LLP its independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and be filed with the SEC.

Members of the Audit Committee:

Taiwo K. Danmola (Chair)

M. Chad Crow

Margaret McGetrick

The information contained in this report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this report shall be deemed to be incorporated by reference into any filing of Loar under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety this Proxy Statement in which this report appears, except to the extent that Loar specifically incorporates this report or a portion of it by reference.

Other Named Executive Officers

This section describes the experience and qualifications of our named executive officers, other than Mr. Charles and Mr. Milgrim, whose information is included above with the director biographies in the section titled “Information Regarding Director Nominees and Current Directors.”

Glenn D’Alessandro, age 61, has served as our Chief Financial Officer since 2012, with over 35 years of experience in the aerospace industry. He is responsible for all Loar Group financial operations.

Prior to his employment at Loar Group, Mr. D’Alessandro was vice president and controller of McKechnie Aerospace, which he joined in January 2008. He was involved in all aspects of financial management, financial reporting and cash management until the sale of the company in December 2010.

Mr. D’Alessandro spent 17 years with K&F Industries in several financial roles, the latest as vice president and controller. He worked on numerous recapitalizations of the company and then oversaw a successful IPO as well as the subsequent sale of the company.

Mr. D’Alessandro is a certified public accountant and holds a Bachelor of Business Administration in Accounting from Hofstra University.

Michael Manella, age 69, has served as our Secretary and General Counsel since 2012.

Mr. Manella is a 40-year veteran of the aerospace industry. He directs all of Loar Group’s legal affairs as the company pursues its acquisition and growth strategy.

Before joining the Company, Mr. Manella served as vice president and general counsel at McKechnie Aerospace overseeing all aspects of the company’s legal affairs including the sale of the company to TransDigm, Inc. He has also held senior legal and management positions at three other companies.

Mr. Manella holds a B.S. in accounting from the University of Akron, an M.B.A. from Kent State University and a J.D. from the University of Akron School of Law. Mr. Manella also completed the executive management program at the University of Oxford, Said Business School.

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of our 2025 executive compensation objectives and programs for our named executive officers (“NEOs”) listed in the table below and provides context for the information included in the tables that follow this discussion. For 2025, our NEOs were:

Executive	Position

Dirkson Charles	President, Chief Executive Officer and Executive Co-Chairman

Brett Milgrim	Executive Co-Chairman

Glenn D’Alessandro	Treasurer and Chief Financial Officer

Michael Manella	Secretary and General Counsel

Executive Summary

Compensation Objectives

For 2025, the Compensation Committee designed and administered the executive compensation program to: support the Company’s business strategy; reward financial and operational performance; align executive compensation with long-term stockholder value creation; and attract, retain and motivate experienced senior leaders.

Elements of Compensation

Component	Form	Purpose

Base Salary	Cash	To provide fair and competitive compensation for individual performance and level of responsibility of position held.

Annual Incentive Awards	Cash	To provide performance-based annual cash awards for Company and subsidiary performance to motivate and reward key employees for achieving our annual business objectives and to drive performance.

Long-term Incentive Awards	Equity Awards	To provide performance-based equity compensation in the form of stock options to align management with stockholders in pursuit of value creation and to retain key employees.

Compensation Committee Governance

The Compensation Committee assists the Board in discharging its responsibilities relating to the establishment, maintenance and administration of compensation and benefit policies designed to attract, motivate and retain personnel with the requisite skills and abilities to contribute to the Company’s long-term success. The

Compensation Committee is also responsible for setting the Company’s compensation program and the compensation of executive officers, directors and key personnel, monitoring the Company’s incentive compensation and equity-based compensation plans, overseeing succession planning for executive officers, directors and key personnel, overseeing compliance with applicable compensation rules and requirements, and preparing the compensation committee report included in this Proxy Statement.

During 2025, the Compensation Committee consisted solely of independent directors. In addition, none of the members of the Compensation Committee has at any time been one of the Company’s executive officers or employees, and none of the Company’s executive officers served during the last completed fiscal year on the compensation committee or board of directors of another entity that has an executive officer serving on the Company’s Board or Compensation Committee.

The Compensation Committee did not engage an independent compensation consultant and did not use a formal peer group in making executive compensation decisions. Instead, the Compensation Committee considered factors including Company performance, each executive’s role and responsibilities, internal pay relationships, retention considerations and general market practice.

Compensation Philosophy

The Compensation Committee’s philosophy is to provide compensation that is competitive, performance-oriented and weighted toward variable compensation for senior executives. The Compensation Committee believes executive compensation should reward both annual execution and the creation of long-term stockholder value.

In designing the 2025 program, the Compensation Committee considered the Company’s strategy, performance, scale, complexity and leadership continuity, in addition to the importance of retaining a management team with substantial industry experience in the aerospace and defense components industry.

Elements of Compensation

Annual Base Salary

Base salary provides fixed cash compensation reflecting the executive’s position, experience, responsibilities and expected contribution.

For 2025, the Compensation Committee reviewed the base salaries of the NEOs and approved the following base salary levels:

Executive	2024 Base Salary ($)	2025 Base Salary ($)

Dirkson Charles	950,000	950,000

Brett Milgrim	750,000	750,000

Glenn D’Alessandro	460,635	471,870

Michael Manella	413,280	423,360

Annual Performance Bonus

The Company’s annual performance bonus is intended to focus management on annual financial performance and reward the achievement of pre-established Company goals. For 2025, each NEO was eligible to receive an annual performance bonus opportunity established under the applicable employment agreement. The Compensation Committee believes the annual performance bonus is an important component of the Company’s pay-for-performance philosophy because it ties a meaningful portion of each NEO’s target direct compensation to annual Company performance.

At target, the annual performance bonus represented 100% of target cash compensation for Messrs. Charles and Milgrim and 50% of target cash compensation for Messrs. D’Alessandro and Manella.

For 2025, performance was measured based on budgeted EBITDA, as defined in the applicable employment agreements. Target bonus opportunities were 100% of base salary for Messrs. Charles and Milgrim and 50% of base salary for Messrs. D’Alessandro and Manella. No annual performance bonus was payable for EBITDA below 85% of budgeted EBITDA. At 85% of budgeted EBITDA, the bonus payout was 50% of target bonus; from 85% to 100% of budgeted EBITDA, payouts were determined on a straight-line basis from 50% to 100% of target bonus; from 100% to 110% of budgeted EBITDA, payouts were determined on a straight-line basis from 100% to 150% of target bonus; and at 110% or more of budgeted EBITDA, the payout was 150% of target bonus. For 2025, the Company achieved 104.16% of the Target, resulting in a performance bonus equal to 120.8% of the Target Bonus.

Executive	Base Salary ($)	Threshold (%)	Target Bonus (%)	Maximum (%)	Threshold ($)	Target ($)	Maximum ($)	Actual ($)

Dirkson Charles	950,000	50	100	150	475,000	950,000	1,425,000	1,147,368

Brett Milgrim	750,000	50	100	150	375,000	750,000	1,125,000	905,817

Glenn D’Alessandro	471,870	25	50	75	117,968	235,935	353,903	284,952

Michael Manella	423,360	25	50	75	105,840	211,680	317,520	255,658

Metric	Threshold Performance	Target Performance	Maximum Performance	Actual Results (in thousands)	Actual Payout (of Target)

budgeted EBITDA (1)	85% of budgeted EBITDA	100% of budgeted EBITDA	110% of budgeted EBITDA	$189.1	104.16%

(1) “budgeted EBITDA” means consolidated EBITDA, as defined in the applicable employment agreement as earnings before interest, taxes, depreciation and amortization and, for the avoidance of doubt, calculated net of compensation or bonuses required to be paid under the applicable employment agreement or bonus plan of the Company.

Long-term Incentive Compensation

The Compensation Committee believes long-term equity incentives are a critical component of the Company’s executive compensation program because they align the interests of executives with those of stockholders and support retention.

In connection with the IPO, the Company granted stock options to the NEOs under the 2024 Plan. These options were structured in five equal tranches, with each tranche vesting on the applicable anniversary of the closing of the IPO over a five-year period and with escalating exercise prices by tranche. The Compensation Committee believes this structure supports long-term retention and aligns management with sustained post-IPO stock price appreciation. In the event of a change in control under the 2024 Plan, all outstanding stock options fully accelerate and become immediately exercisable with respect to all shares subject to those options.

The Compensation Committee considered the Company’s existing equity program and the substantial long-term orientation of those awards in determining the 2025 compensation.

In fiscal 2025, no equity awards were granted to any NEO.

Other Compensation and Benefits

The Company provides executive officers with employee benefits generally available to other eligible employees, including participation in the Company’s 401(k) plan and health and welfare benefit programs.

Alignment with Stockholders

The Compensation Committee believes the Company’s executive compensation program is reinforced by management’s substantial equity ownership and the Company’s long-term equity incentive program. Members of management held approximately 10% of the Company’s outstanding common stock as of December 31, 2025, which the Company believes further aligns management’s interests with long-term stockholder value creation. The Company also maintains an insider trading policy, including provisions addressing hedging, short sales, pledging and clawback policy. The Company has not adopted formal stock ownership guidelines.

Say-on-Pay and Say-on-Frequency

This Proxy Statement includes the Company’s first advisory vote to approve NEO compensation and first advisory vote on the frequency of future say-on-pay votes as a result of the Company no longer qualifying as an emerging growth company and becoming a large accelerated filer. Although these votes are advisory and non-binding, the Board and the Compensation Committee value stockholder perspectives on executive compensation matters and expect to consider the results of these votes in connection with future compensation decisions.

The Board recommends that stockholders vote to hold future advisory votes on NEO compensation on an annual basis.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The compensation provided to our named executive officers for the fiscal year ended December 31, 2025 is detailed in the 2025 Summary Compensation Table and accompanying footnotes and narrative that follow. Our named executive officers for the fiscal year ended December 31, 2025 were:

●	Dirkson Charles, President, Chief Executive Officer and Executive Co-Chairman;

●	Brett Milgrim, Executive Co-Chairman;

●	Glenn D’Alessandro, Treasurer and Chief Financial Officer; and

●	Michael Manella, Secretary and General Counsel.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

2025 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)

Dirkson

Charles	2025	950,000	—	—	1,783,047	1,147,368	10,500	3,890,915

President, Chief	2024	950,000	—	––	1,233,507	1,146,641	10,350	3,340,498

Executive Officer	2023	950,000	—	—	—	1,237,313	9,900	2,197,213

and Executive
Co-Chairman

Brett Milgrim	2025	750,000	—	—	1,783,047	905,817	10,500	3,449,364

Executive	2024	750,000	—	—	1,233,507	884,823	10,350	2,878,680
Co-Chairman	2023	750,000	—	—	—	976,826	9,900	1,736,726

Glenn	2025	471,870	—	—	966,863	284,952	10,500	1,734,185

D’Alessandro	2024	460,635	—	—	668,873	301,507	10,350	1,441,365

Treasurer and	2023	438,700	—	—	—	285,689	9,900	734,289

Chief Financial
Officer

Michael J. Manella,	2025	423,360	—	—	966,863	255,658	10,500	1,656,381

General Counsel	2024	413,280	—	—	668,873	270,511	10,350	1,363,014

and Secretary	2023	393,600	—	—	—	256,319	9,900	659,819

(1) Represents the aggregate fair value of the stock options that were granted to each of our named executive officers during 2024.

(2) Represents the named executive officer’s 2025, 2024 and 2023 bonus payments under such officer’s employment agreement, which is payable within 30 days after the completion of the 2025, 2024 and 2023 audited financial statements, respectively. Please see the section entitled “Employment, Severance and Change of Control Arrangements—Non-Equity Incentive Plan Compensation” below for additional details.

(3) Represents the amount of the employer matching contribution made by the Company to the 401(k) plan for the named executive officer.

Grants of Plan-Based Awards

The following table reports potential payouts for the cash incentive awards granted under Loar’s non-equity incentive plan in 2025.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)

Executive	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Dirkson Charles	—	475,000	950,000	1,425,000

Brett Milgrim	—	375,000	750,000	1,125,000

Glenn D’Alessandro	—	117,968	235,935	353,902

Michael Manella	—	105,840	211,680	317,520

(1) Amounts reflect the threshold, target and maximum amounts payable with respect to the cash incentive awards granted to each NEO under Loar’s non-equity incentive plan. Please see the “Annual Performance Bonus” section of the “Compensation Discussion & Analysis.”

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2025.

Option Awards

Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Dirkson Charles	April 24, 2024	Tranche A: 142,000	Tranche B: 142,000 Tranche C: 142,000 Tranche D: 142,000 Tranche E: 142,000	Tranche A: 28.00 Tranche B: 30.80 Tranche C: 33.88 Tranche D: 37.27 Tranche E: 40.99	April 24, 2034
Brett Milgrim	April 24, 2024	Tranche A: 142,000	Tranche B: 142,000 Tranche C: 142,000 Tranche D: 142,000 Tranche E: 142,000	Tranche A: 28.00 Tranche B: 30.80 Tranche C: 33.88 Tranche D: 37.27 Tranche E: 40.99	April 24, 2034
Glenn D’Alessandro	April 24, 2024	Tranche A: 77,000	Tranche B: 77,000 Tranche C: 77,000 Tranche D: 77,000 Tranche E: 77,000	Tranche A: 28.00 Tranche B: 30.80 Tranche C: 33.88 Tranche D: 37.27 Tranche E: 40.99	April 24, 2034
Michael J. Manella	April 24, 2024	Tranche A: 77,000	Tranche B: 77,000 Tranche C: 77,000 Tranche D: 77,000 Tranche E: 77,000	Tranche A: 28.00 Tranche B: 30.80 Tranche C: 33.88 Tranche D: 37.27 Tranche E: 40.99	April 24, 2034

(1) Each grant of options to purchase common stock was granted in five separate, equal size tranches: Tranche A, Tranche B, Tranche C, Tranche D and Tranche E. Tranche A vested on the first anniversary of the closing of our initial public offering, which closed on April 29, 2024, with an exercise price set at the initial public offering price, which was $28.00 per share. Tranche B vests on the second anniversary of the closing of our initial public offering with an exercise price set at the product of 1.10 and the initial public offering price. Tranche C vests on the third anniversary of the closing of our initial public offering with an exercise price set at the product of 1.21 and the initial public offering price. Tranche D vests on the fourth anniversary of the closing of our initial public offering with an exercise price set at the product of 1.33 and the initial public offering price. Tranche E vests on the fifth anniversary of the closing of our initial public offering with an exercise price set at the product of 1.46 and the initial public offering price. The options expire on the earlier of (i) ten years from the grant date or (ii) 90 days after termination of employment other than upon death, disability or cause.

Option Exercises and Stock Vested in Fiscal 2025

No stock options held by our NEOs were exercised during FY 2025.

Potential Payments Upon Termination or Change of Control

Name	Number of Unvested Options (#)	Option Expiration Date	Number of Options to Vest upon Change of Control (#)	Number of Options Permitted to Continue to Vest upon Termination (#)

Dirkson Charles	568,000	April 24, 2034	568,000	—

Brett Milgrim	568,000	April 24, 2034	568,000	—

Glenn D’Alessandro	308,000	April 24, 2034	308,000	—

Michael Manella	308,000	April 24, 2034	308,000	—

Name	Change in Control ($)(1)	Termination without Cause($)	Voluntary Termination for Good Reason($)	Termination for Disability($)	Termination for Cause($)	Termination for Death($)	Voluntary Termination Without Good Reason($)

Dirkson Charles	18,326,520	3,246,201	3,246,201	3,246,201	1,256,983	1,256,983	1,256,983

Brett Milgrim	18,326,520	2,684,519	2,684,519	2,684,519	992,355	992,355	992,355

Glenn D’Alessandro	9,937,620	1,377,502	1,377,502	1,377,502	339,399	339,399	339,399

Michael J. Manella	9,937,620	1,341,575	1,341,575	1,341,575	304,507	304,507	304,507

(1) These amounts assume that the NEO was not terminated in connection with the change in control. If the named executive was terminated without cause in connection with a change in control, his compensation would also include amounts listed in the column for “Termination without Cause.”

The Compensation Committee has determined that providing for the acceleration of outstanding equity awards upon a change in control is appropriate and in the best interests of the Company and its stockholders. The Committee believes that this approach aligns management’s interests with those of stockholders by ensuring that executives remain focused on maximizing stockholder value in the context of a potential change in control, without regard to the impact such a transaction may have on their continued employment.

In adopting this structure, the Committee considered the Company’s long-term ownership profile, the significant equity ownership of our senior executives, and the importance of maintaining management’s objectivity and retention through the completion of a transaction. The Committee believes that providing for equity acceleration upon a change in control reduces potential conflicts of interest that could otherwise arise if executives were required to remain employed following a transaction in order to realize the value of their equity awards.

The Committee also believes that this approach is consistent with market practice among companies with significant sponsor ownership and substantial executive equity alignment, and that it appropriately balances executive incentives with stockholder interests while avoiding the need for transaction-specific retention arrangements.

Employment, Severance and Change of Control Arrangements

Employment Agreements

In connection with our initial public offering, we entered into amended and restated employment agreements with each of our named executive officers, each of which provided for a term beginning upon the closing of the initial public offering and continue until the agreement is terminated in accordance with its terms and conditions, and sets forth the initial annual base salary and performance bonus opportunities, among other terms and conditions. These agreements amended and restated similar employment agreements that Loar Group Inc. had entered into with each of our named executive officers, effective as of October 2, 2017.

The amended and restated employment agreements provide that Mr. Charles, Mr. Milgrim, Mr. D’Alessandro and Mr. Manella be paid annual base salaries, which under the employment agreements in effect for 2025 were $950,000, $750,000, $471,870 and $423,360, respectively. In addition, each amended and restated employment agreement provides for an annual performance bonus opportunity, as more fully described below under the heading “—Non-Equity Incentive Compensation.”

Each of the amended and restated employment agreements provide that upon a termination of employment by mutual consent, death, by the Company with cause, by the executive without good reason, by the Company without cause, a resignation by the executive for good reason, or a termination of employment due to disability, each executive will be eligible to receive: (i) base salary earned but not yet paid, (ii) any performance bonus that was owed for a prior completed year of service, (iii) payment of accrued but unused vacation, (iv) reimbursement of business expenses incurred but not yet paid, and (v) other benefits vested and accrued at such termination. In the case of a termination of employment by the Company without cause, a resignation by the executive for good reason, or a termination of employment due to disability, in each case subject to the execution and delivery of a release of claims and the executive’s continued compliance with restrictive covenants (as described below), the executive will additionally be entitled to receive the following benefits: (a) continuation of base salary for 24 months commencing on the first payroll date following the date of release, subject to customary terms, (b) a pro-rata portion of any performance bonus that would have been owed to the executive, and (c) premiums for medical, prescription drug, dental and vision insurance coverage under COBRA in the event a post-separation plan is not agreed for either 18 months following the date of release or the until the executive ceases to be eligible under applicable law or plan terms, whichever occurs first.

Each of the amended and restated employment agreements provide that the executive is eligible to participate in our health and welfare benefit plans, including medical benefits and life insurance, on the same basis as other executives of the Company.

Each of the employment agreements currently in effect contains the following restrictive covenants: (i) non-competition for a period of 24 months following termination, (ii) non-solicitation of employees or customers for a period of 24 months following termination, and (iii) perpetual confidentiality. Each of the amended and restated employment agreements also has a release containing the same above restrictive covenants.

The foregoing descriptions of our amended and restated employment agreements is intended as a summary only and is qualified in its entirety by reference to the amended and restated employment agreements which are filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Non-Equity Incentive Compensation

For 2025, our named executive officers, were eligible to receive an annual performance award. Performance was assessed against targets that were established and corresponding bonuses amounts outlined in the employment agreement. The performance target is based off of budgeted EBITDA. The performance bonus is calculated based on a percentage of the “Target Bonus,” which is defined for Mr. Charles and Mr. Milgrim as 100% of base salary and Mr. D’Alessandro and Mr. Manella as 50% of base salary. The performance bonus would be achieved based upon the following scale: for EBITDA of less than 85% of budgeted EBITDA, no performance bonus; for EBITDA of 85% of budgeted EBITDA, a performance bonus equal to 50% of the Target Bonus; for EBITDA of 85% to 100% of budgeted EBITDA, a performance bonus equal to 50% to 100% of the Target Bonus on a straight line basis; for EBITDA of 100% of budgeted EBITDA, a performance bonus equal to 100% of the Target Bonus; for EBITDA of 100% to 110% of budgeted EBITDA, a performance bonus equal to 100% to 150% of the Target Bonus on a straight line basis; and for EBITDA of 110% or more of budgeted EBITDA, a performance bonus equal to 150% of the Target Bonus. For 2025, the Company achieved 104.16% of budgeted EBITDA, resulting in a performance bonus equal to 120.8% of the Target Bonus.

Equity Incentive Compensation

Upon the occurrence of our initial public offering, the members of LA 13, including each of our named executive officers, received shares of our common stock in accordance with the waterfall provisions of the limited liability company agreement of LA 13. Immediately following this distribution, LA 13 liquidated in accordance with applicable law. See “Certain Relationships and Related Person Transactions—LA 13 LLC Agreement” and “Security Ownership of Certain Beneficial Owners and Management.”

Long-Term Incentive Plan

In order to incentivize our employees following the completion of our initial public offering, our Board adopted the 2024 Plan for employees, consultants and/or directors on April 16, 2024, and our Board adopted certain amendments to the 2024 Plan following approval by our stockholders at our annual meeting held on June 3, 2025. Other than the amendments approved by stockholders at the Company’s 2025 annual meeting, the 2024 Equity Incentive Plan has not been materially amended.

Our named executive officers are eligible to participate in the 2024 Plan. The 2024 Plan provides for the grant of options and stock bonuses, intended to align the interests of service providers, including our named executive officers, with those of our stockholders. There were no long-term incentive plan awards granted in 2025 to any of our named executive officers.

Summary of the Equity Incentive Plan

Our Board adopted, and our shareholders approved the 2024 Plan, pursuant to which employees, consultants and directors of our company and employees, consultants and directors of our affiliates performing services for us, including our executive officers, are eligible to receive awards. The 2024 Plan provides for the grant of stock options intended to align the interests of participants with those of our shareholders.

Share Reserve

As of April 6, 2026, an aggregate of 3,461,529 shares of our common stock are available for issuance under the 2024 Plan. Shares issued under the 2024 Plan may be authorized but unissued shares or treasury shares. If an award under the 2024 Plan expires, terminates, or is forfeited, or canceled without having been fully exercised, any unused shares subject to the award will be available for new grants under the 2024 Plan.

The 2024 Plan provides for a fixed number of shares authorized for issuance. The share reserve under the 2024 Plan is not subject to any automatic annual increase or “evergreen” provision and may be increased only with stockholder approval.

Administration

The 2024 Plan is being administered by our Compensation Committee. The Compensation Committee has the authority to construe and interpret the 2024 Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan. Awards under the 2024 Plan may be made subject to “performance conditions” and other terms.

Eligibility

Our employees, consultants and directors, and employees, consultants and directors of our affiliates, are eligible to receive awards under the 2024 Plan. The Compensation Committee will determine who will receive awards, and the terms and conditions associated with such award subject to the terms and conditions of the 2024 Plan.

Term

The 2024 Plan will terminate ten years from the date our Board first approved the plan, which was April 16, 2024, unless it is terminated earlier by our Board.

Stock Options

Options granted under the 2024 Plan may be exercisable at such times and subject to such terms and conditions of the 2024 Plan and as the Compensation Committee determines. The maximum term of options granted under the 2024 Plan is the earlier of (i) 10 years from the grant date, (ii) 90 days after the date of termination of employment other than upon death, disability or cause, (iii) one year after the date of separation from service for death or disability, or (iv) upon termination for cause.

Stock Bonuses

Bonuses payable in fully vested shares of our common stock consist of matching share grants described under “Director Compensation.”

Additional Provisions

Awards granted under the 2024 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, and all such rights will be exercisable, during the participant’s lifetime, only by the participant, except for certain non-statutory stock options that may be transferred to certain family members as the Compensation Committee determines.

In the event of a change in control (as defined in the 2024 Plan), all outstanding stock options will become immediately exercisable with respect to all of the shares subject to such stock options. In the event of any change to our outstanding common stock or capital structure, such as a stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, combination, division, exchange, spin off, stock dividend, or extraordinary cash or non-cash dividend or other relevant change in capitalization or any extraordinary cash or non-cash dividend, all awards will be equitably adjusted or substituted (which may include cash payments) to the extent necessary to preserve the economic intention of such awards. A committee or subcommittee appointed by the Board may establish a program under which dividend equivalent rights may be granted in conjunction with other awards, and it is intended that any such dividend equivalent rights would be either exempt from, or in compliance with, Section 409A.

IPO Grants

In connection with our initial public offering, we granted an aggregate of 4,628,000 options to purchase shares of common stock to certain employees divided into five equal size tranches: Tranche A, Tranche B, Tranche C, Tranche D and Tranche E. Tranche A vested on the first anniversary of the closing of our initial public offering, which closed on April 29, 2024, with an exercise price set at the initial public offering price, which was $28.00 per share. Tranche B vests on the second anniversary of the closing of our initial public offering with an exercise price set at the product of 1.10 and the initial public offering price. Tranche C vests on the third anniversary of the closing of our initial public offering with an exercise price set at the product of 1.21 and the initial public offering price. Tranche D vests on the fourth anniversary of the closing of our initial public offering with an exercise price set at the product of 1.33 and the initial public offering price. Tranche E vests on the fifth anniversary of the closing of our initial public offering, with an exercise price set at the product of 1.46 and the initial public offering price. The options will expire on the earlier of (i) ten years from the grant date or (ii) 90 days after termination of employment other than upon death, disability or cause.

Included in the 4,628,000 options we granted as described above, we granted 710,000, 710,000, 385,000 and 385,000 options to Mr. Charles, Mr. Milgrim, Mr. D’Alessandro and Mr. Manella, respectively. These options are subject to the same terms and conditions as set forth above. All awards granted are subject to the terms of the 2024 Plan and individual award agreements. Mr. Charles is our President, Chief Executive Officer, Executive Co-Chairman and Director; Mr. Milgrim is our Executive Co-Chairman and Director; Mr. D’Alessandro is our Treasurer and Chief Financial Officer; and Mr. Manella is our General Counsel and Secretary.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our named executive officers is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2025, with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)

Equity compensation plans approved by security holders	5,195,100	46.47	3,684,929

Equity compensation plans not approved by the security holders	63,000	96.85	None

Total	5,258,100	47.07	3,684,929

(1) The weighted average exercise price is calculated based solely on outstanding stock options.

CEO Pay Ratio

The SEC requires us to disclose the annual total compensation of each of Mr. Charles (our principal executive officer) and our median employee, as well as the ratio of their respective annual total compensation to each other (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the Fiscal 2025 Summary Compensation Table). In Fiscal 2025, Mr. Charles’ annual total compensation was $3,890,915. Our median employee’s annual total compensation was $49,796. The ratio of Mr. Charles’ annual total compensation to our median employee’s annual total compensation was 78:1.

The median employee was identified and the ratio was calculated in accordance with the methodology permitted under Item 402(u) of Regulation S-K, which implements Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. To identify the median employee, we calculated the 2025 total cash compensation (base salary, including overtime, and cash incentive compensation, where applicable) of all U.S. Company employees, including all full-time and part-time employees who were on Company payroll as of December 31, 2025 and were paid compensation in the year ended December 31, 2025, which is consistent with the methodology permitted under the SEC regulations. Similarly, we did not rely on any material assumptions, adjustments (e.g. cost of living adjustments) or estimates (e.g., statistical sampling) to identify our median employee or determine annual total compensation or any elements of annual total compensation for our median employee or Mr. Charles. Once we identified our median employee, we re-calculated such employee’s annual total compensation consistent with the Fiscal 2025 Summary Compensation Table for purpose of determining the ratio of Mr. Charles’ annual total compensation to such employee’s total compensation.

Pay Versus Performance
The SEC requires us to disclose the following pay versus performance information. The table below provides information concerning the relationship between compensation actually paid (“CAP”) to NEOs, calculated in accordance with SEC rules, and certain elements of Loar’s performance for FYs 2025 and 2024.

					Value of Initial Fixed $100 Investment Based on:

Year	Summary Compensation Table Total for CEO ($)(1)	CAP to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non- CEO NEOs ($)	Loar Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(4)	Net income ($)(5)	Company Selected Measure: Adjusted EBITDA ($)(6)

2025	3,890,915	3,462,548	2,279,977	1,982,332	139.34	179.81	72,146	189,124

2024	3,340,498	34,490,091	1,894,353	23,538,202	151.45	123.23	22,231	146,336
(1) Reflects compensation amounts reported in the Summary Compensation Table for our CEO, Dirkson Charles, for the respective years shown.
(2) CAP reflects the SEC’s required methodology, with adjustments for calculating CAP from Summary Compensation Table values provided in the tables below.
(3) For the relevant fiscal year, represents the cumulative total shareholder return (“TSR”) of Loar through the last day of the applicable fiscal year, assuming $100 was invested as of the market close on April 25, 2024, the first day our common stock began trading on the NYSE, when the closing price was $48.80 per share. Our initial public offering price was $28.00 per share.
(4) For the relevant fiscal year, represents the cumulative total shareholder return of the S&P Aerospace & Defense Select Index, which we consider to be our peer group for purposes of the performance graph included in our Annual Reports on
Form 10-K.
(5) Reflects net income in Loar’s Consolidated Statements of Operations included in the Company’s Annual Reports on Form
10-K
for each of the fiscal years ended December 31, 2025, and December 31, 2024.
(6) Company Selected Measure (“CSM”) is Adjusted EBITDA, which is defined as net income adjusted to exclude interest income, net, (benefit from) provision for income taxes, and depreciation and amortization, further adjusted to exclude equity-based compensation, other income, net, impairment and asset disposal costs, restructuring and other costs, and certain non-recurring
public company costs. For a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, please see Appendix A.

Year	Summary Compensation Table Total for CEO ($)	Less: Summary Compensation Table Total Equity (Stock Awards + Option Awards) for CEO ($)	Plus: Fair Value as of Fiscal Year-End of Stock and Option Awards Granted in Covered Year for CEO ($)	Plus: Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years for CEO ($)	Plus: Change in Fair Value of Stock and Option Awards that Vested in the Covered Year for CEO ($)	Less: Fair Value at Prior Fiscal Year-End of Stock and Option and Option Awards Forfeited during the Covered Year for CEO ($)	CAP to CEO ($)

2025	3,890,915	(1,783,047)	—	(1,685,540)	3,040,220	—	3,462,548

2024	3,340,498	(1,233,507)	32,383,100	—	—	—	34,490,091

Year	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Less: Average Summary Compensation Table Total Equity (Stock Awards + Option Awards) for Non-CEO NEOs ($)	Plus: Average Fair Value as of Fiscal Year-End of Stock and Option Awards Granted in Covered Year for Non-CEO NEOs ($)	Plus: Average Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years for Non-CEO NEOs ($)	Plus: Average Change in Fair Value of Stock and Option Awards that Vested in the Covered Year for Non-CEO NEOs ($)	Less: Average Fair Value at Prior Fiscal Year-End of Stock and Option and Option Awards Forfeited during the Covered Year for Non- CEO NEOs ($)	Average CAP to Non-CEO NEOs ($)

2025	2,279,977	(1,238,924)	—	(1,171,173)	2,112,453	—	1,982,332

2024	1,894,353	(857,084)	22,500,933	—	—	—	23,538,202
Relationship Between Compensation Actually Paid (CAP) and Performance Measures
The Pay versus Performance table above illustrates the following:

●	Loar achieved TSR of 139.3% and the peer group achieved TSR of 179.8% from April 25, 2024 through December 31, 2025.

●
2025 CAP for both our PEO and our
non-PEO
NEOs is lower than Summary Compensation Table total compensation because our stock price decreased 8.0%, and a significant proportion of PEO and non-PEO
NEO pay is in the form of stock-based compensation.

●	Loar’s 2025 net income increased to $72.1 million from $22.2 million in 2024.

●
Loar’s 2025 Adjusted EBITDA increased to $189.1 million from $146.3 million in 2024. Adjusted EBITDA is the sole measure in our 2025 annual bonus. The positive increase in Adjusted EBITDA contributed to a positive increase in CAP to our PEO and our non-PEO
NEOs. For a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measures, please see Appendix A.

The following table identifies the two most important performance measures used by our Compensation Committee to link the CAP to our CEO and other NEOs in 2025 to Company performance. The role of each of these performance measures on our NEOs’ compensation is discussed in “Compensation Discussion and Analysis” above.

Most Important Performance Measures

Adjusted EBITDA

Revenue
The charts below reflect the relationship of CAP to our CEO and other N
E
Os in each of 2024 and 2025 to (1) TSR of Loar and Peer Group TSR, (2) net income, and (3) Adjusted EBITDA. CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end
stock prices and various valuation assumptions, but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement. For a discussion of how our Compensation Committee assesses Loar’s performance and our NEOs pay each year, see “Compensation Discussion and Analysis” in this Proxy Statement.

Security Ownership of Certain Beneficial Owners

and Management

The following table sets forth the beneficial ownership of our common stock as of April 6, 2026, by the following individuals or groups:

●	each of our directors;

●	each of our named executive officers;

●	all of our directors and executive officers as a group; and

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The percentage ownership information shown in the table is based upon 93,624,471 shares of common stock outstanding as of April 6, 2026. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before June 5, 2026, which is 60 days after April 6, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Loar Holdings Inc., 20 New King Street, White Plains, NY 10604.

	Shares Beneficially Owned

Name of Beneficial Owner	Shares	%

5 % Stockholders:

Abrams Capital Management, L.P. and affiliates (1)	31,438,420	33.6

GPV Loar LLC (2)	8,087,580	8.6

Capital International Investors (3)	7,288,569	7.8

Named Executive Officers and Directors:

Dirkson Charles (4)(5)	4,371,005	4.7

Brett Milgrim (5)(6)	4,115,058	4.4

Glenn D’Alessandro (7)	1,062,135	1.1

Michael Manella (7)(8)	1,050,531	1.1

David Abrams (1)	—	—

Raja Bobbili (9)	50,000	*

Alison Bomberg	—	—

Anthony M. Carpenito	4,800	*

M. Chad Crow	89,286	*

Taiwo Danmola	89,286	*

Paul S. Levy (2)	8,087,580	8.6

Margaret McGetrick (10)	89,286	*

All executive officers and directors as a group (12 individuals)	19,008,967	20.1

*Represents less than 1.0% of outstanding shares.

(1)

Shares reported herein include shares deemed to be beneficially owned by (i) Abrams Capital Partners II, L.P. (“ACP II”), Riva Capital Partners IV, L.P. (“Riva IV”), Abrams Capital Partners I, L.P. (“ACPI”), Whitecrest Partners, LP (“WCP”) and Riva Capital Partners V, L.P. (“Riva V”); (ii) Abrams Capital, LLC (“AC LLC”) that are held for the account of ACPI, ACPII, and WCP for which AC LLC serves as general partner; (iii) Riva Capital Management IV, LLC (“RCM IV”) that are held for the account of Riva IV for which RCM IV serves as general partner; and (iv) Riva Capital Management V, LLC (“RCM V”; together with AC LLC, GHP, and RCM IV, the “GP Entities”) that are held for the account of Riva V for which RCM V serves as general partner. Furthermore, shares reported herein also include shares deemed to be beneficially owned by Abrams Capital Management, L.P. (the “LP”) and Abrams Capital Management, LLC (the “LLC”). The LP serves as investment manager for ACP II, Riva IV, Riva V, ACPI, and WCP. The LLC is the general partner of the LP. David Abrams is the managing member of the GP Entities and the LLC and, as such, may be deemed to beneficially own shares that are beneficially owned by the GP Entities and/or the LLC. The principal business address of these entities is 222 Berkeley Street, 21st Floor, Boston, MA 02116.

(2)

Shares reported herein are owned by GPV Loar LLC, a Delaware limited liability company (“GPV Loar”), the sole Manager of which is Paul S. Levy. As a result, Mr. Levy may be deemed to have beneficial ownership of the shares held directly by GPV Loar. The address for GPV Loar and Mr. Levy is 440 Royal Palm Way, Palm Beach, FL 33480.

(3)

Based solely on information set forth in the Schedule 13G filed with the SEC on February 13, 2026 by Capital International Investors (“CII”). CII is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”). CII’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital International Investors.” The address of CII’s principal business office is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(4)

Shares reported herein include shares owned by the Charles Family Trust 13, the trustee of which is Dirkson Charles. As a result, Mr. Charles may be deemed to have beneficial ownership of the shares held directly by the Charles Family Trust 13.

(5)

Shares reported herein include 142,000 shares of common stock issuable pursuant to the exercise of Tranche A options that vested on April 29, 2025, as well as 142,000 shares of common stock issuable pursuant to the exercise of Tranche B options that vest on April 29, 2026.

(6)

Shares reported herein include shares owned by BNM Capital LLC, a Delaware limited liability company, the sole Investments Manager of which is Brett Milgrim. As a result, Mr. Milgrim may be deemed to have beneficial ownership of the shares held directly by BNM Capital LLC.

(7)

Shares reported herein include 77,000 shares of common stock issuable pursuant to the exercise of Tranche A options that vested on April 29, 2025, as well as 77,000 shares of common stock issuable pursuant to the exercise of Tranche B options that vest on April 29, 2026.

(8)

Shares reported herein include shares owned by Michael J. Manella as Trustee of the Michael J. Manella Living Trust – 2006. As a result, Mr. Manella may be deemed to have beneficial ownership of the shares held directly by Michael J. Manella as Trustee of the Michael J. Manella Living Trust – 2006.

(9)

Shares reported herein include shares owned by Raja Bobbili as managing member of an estate planning vehicle. As a result, Mr. Bobbili may be deemed to have beneficial ownership of the shares held by such vehicle.

(10)

Shares reported herein include shares owned by Margaret McGetrick as Trustee of the Margaret Ann McGetrick TTEE The Margaret McGetrick Rev TR U/T/A dtd 8-11-2010. As a result, Ms. McGetrick may be deemed to have beneficial ownership of the shares held directly by Margaret McGetrick as Trustee of the Margaret Ann McGetrick TTEE The Margaret McGetrick Rev TR U/T/A dtd 8-11-2010.

Certain Relationships and Related Person Transactions

The following includes a summary of transactions since January 1, 2025 and any currently proposed transactions to which we have been or are to be a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, arrangements of which are described under the sections titled “Executive Compensation” and “Director Compensation.”

Registration Rights Agreement

In connection with our IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Abrams Capital, GPV Loar LLC, Blackstone Credit, Dirkson Charles and Brett Milgrim (together, the “Demand Stockholders”), as well as Glenn D’Alessandro and Michael Manella (together with the Demand Stockholders, the “Piggyback Stockholders”).

Demand Registrations

Under the Registration Rights Agreement, the Demand Stockholders are able to require us to file a registration statement (a “Demand Registration”) under the Securities Act and we are required to notify holders of registrable securities that are party to the Registration Rights Agreement (the “Holders”) in the event of such request (a “Demand Registration Request”). The holders of a majority of registrable securities among all Demand Stockholders may each issue up to two Demand Registration Requests for long-form registrations on Form S-1 or any similar long-form registration statement so long as (i) the proposed maximum aggregate offering value of the registrable securities requested to be registered equals at least $50 million or (ii) all of the remaining registrable securities held by all Demand Stockholders are sold in such offering. Each of the Demand Stockholders may issue up to two Demand Registration Requests in any twelve month period for short-form registrations on Form S-3 or any similar short-form registration statement so long as (i) the proposed maximum aggregate offering value of the registrable securities requested to be registered equals at least $20 million or (ii) all of the remaining registrable securities held by any Demand Stockholders are sold in such offering. In addition, each of the Demand Stockholders may issue up to two requests in any twelve month period for take-down offerings (“Shelf Offering”) off of a shelf registration statement (“Take-down Request”) so long as (i) the proposed maximum aggregate offering value of the registrable securities requested to be included equals at least $20 million or (ii) all of the remaining registrable securities held by any Demand Stockholders are sold in such offering. All eligible holders are entitled to participate in any Demand Registration or Shelf Offering upon proper notice to us, and we are required to use our best efforts to effect such participation in accordance with the terms of the Demand Registration Request or Take-down Request, subject to the Additional Lock-up (as defined below) and certain rights we have to delay or postpone such registration.

Piggyback Registrations

Under the Registration Rights Agreement, if at any time we propose or are required to register any of our equity securities under the Securities Act (other than a Demand Registration or in connection with registration on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms) (a “piggyback registration”), we will be required to notify each Piggyback Stockholder of its right to participate in such registration. We will use reasonable best efforts to cause all eligible securities requested to be included in the registration to be so included, subject to the Additional Lock-up. We have the right to withdraw or postpone a registration statement in which eligible holders have elected to exercise piggyback registration rights, and eligible holders are entitled to withdraw their registration requests prior to the execution of an underwriting agreement with respect to any such registration.

Additional Lock-up

All holders of registrable securities under the Registration Rights Agreement are subject to lock-up provisions under which they have agreed not to sell or otherwise transfer their shares for a period of 90 days following the date of the final prospectus for any other public offering. Mr. Charles and Mr. Milgrim are not permitted to sell or otherwise transfer the shares each of them held immediately following the closing of our IPO until and including September 30, 2027 (the “Additional Lock-up”), subject to limited waivers and exceptions, including (i) an exception for Mr. Charles to transfer up to $30 million of such shares held by him and (ii) an exception for Mr. Milgrim to transfer up to $30 million of such shares held by him. If the number of shares that Abrams Capital sells during the Additional Lock-up period as a percentage of the total number of shares held by Abrams Capital immediately following the closing of our IPO exceeds 50%, then an additional exception to the Additional Lock-up would apply permitting either Mr. Charles or Mr. Milgrim to initiate a sale of shares to sell up to a pro rata amount calculated on the basis of such percentage.

The Registration Rights Agreement also provides that we will pay certain expenses of the Holders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.

On May 13, 2025, the Company and the Demand Stockholders entered into the Waiver to the Registration Rights Agreement (the “Waiver”), which provided a limited waiver of the Additional Lock-up in order to enable Mr. Charles and Mr. Milgrim to sell up to a pro rata amount with the other Demand Stockholders in the underwritten offering of 10,350,000 shares of our common stock (including 1,350,000 shares of our common stock subject to an option granted to the underwriters), pursuant to the Company’s registration statement on Form S-3 (File No. 333-286913), filed on May 1, 2025 (the “Registration Statement”), as supplemented by a preliminary prospectus supplement dated May 13, 2025 and a final prospectus supplement dated May 14, 2025, calculated based on the percentage of shares owned by them prior to the offering.

Mr. Charles is our President, Chief Executive Officer, Executive Co-Chairman and Director; Mr. Milgrim is our Executive Co-Chairman and Director; Mr. D’Alessandro is our Treasurer and Chief Financial Officer; and Mr. Manella is our General Counsel and Secretary. Each of Abrams Capital, GPV Loar LLC and Dirkson Charles is the beneficial owner of more than 5% of our capital stock. Based on a Schedule 13G/A filed on February 13, 2026, we understand Blackstone Credit was no longer the beneficial owner of more than 5% of our capital stock as of December 31, 2025. The foregoing description of the Registration Rights Agreement is intended as a summary only and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.8 to our Form 10-K for the year ended December 31, 2024.

Voting Agreement

Abrams Capital, GPV Loar LLC, Dirkson Charles and Brett Milgrim have entered into a voting agreement (the “Voting Agreement”) pursuant to which (i) Abrams Capital, Dirkson Charles and Brett Milgrim agree to vote all of the shares of our common stock then owned by them and their controlled affiliates at any meeting at which Paul S. Levy, a designee of GPV Loar LLC, is standing for election as a director in favor of his election, (ii) GPV Loar LLC, Dirkson Charles and Brett Milgrim agree to vote all of the shares of our common stock then owned by them and their controlled affiliates at any meeting at which any person identified by Abrams Capital as an Abrams Capital designee is standing for election as a director in favor of the election of such Abrams designee, (iii) Abrams Capital, GPV Loar LLC and Brett Milgrim agree to vote all of the shares of our common stock then owned by them and their controlled affiliates at any meeting at which Dirkson Charles is standing for election as a director in favor of his election and (iv) Abrams Capital, GPV Loar LLC and Dirkson Charles agree to vote all of the shares of our common stock then owned by them and their controlled affiliates at any meeting at which Brett Milgrim is standing for election as a director in favor of his election. The Voting Agreement terminates automatically upon the earlier of (a) the 10th anniversary of its effective date and (b) the first date that the aggregate number of shares of our common stock beneficially owned by either Abrams Capital and its controlled affiliates or GPV Loar LLC and its controlled affiliates is equal to or less than 10%.

The foregoing description of the Voting Agreement is intended as a summary only and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 10.9 to our Form 10-K for the year ended December 31, 2024.

Indemnification of Officers and Directors

Our certificate of incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers.

Credit Agreement Lender

The Company’s long-term debt at December 31, 2025 consisted principally of borrowings under its Credit Agreement, dated as of October 2, 2017, as amended from time to time (the “Credit Agreement”). Based on a Schedule 13G/A filed on February 13, 2026, we understand Blackstone Credit was no longer the beneficial owner of more than 5% of our capital stock as of December 31, 2025. The largest aggregate amount of principal outstanding owed to Blackstone Credit since January 1, 2025, and the amount of principal outstanding owed to Blackstone Credit as of December 31, 2025, was approximately $726.4 million. During the year ended December 31, 2025, Blackstone Credit provided additional term loans totaling $445.0 million, and through the administrative agent under the Credit Agreement, we paid to Blackstone Credit, as a lender under the Credit Agreement, (i) approximately $25.1 million in interest and made no principal payments. As of December 31, 2025, the weighted average interest rate for all outstanding loans under the Credit Agreement owed to Blackstone Credit was 9.0%.

Related Persons Transaction Policy

We have adopted formal written procedures for the review, approval or ratification of transactions with related persons, or the Related Persons Transaction Policy. The Related Persons Transaction Policy provides that the Audit Committee is charged with reviewing for approval or ratification all transactions with “related persons” (as defined in paragraph (a) of Item 404 of Regulation S-K) that are brought to the Audit Committee’s attention. This policy took effect upon the effectiveness of our certificate of incorporation on April 16, 2024, and as a result, certain of the transactions entered into prior to that date, including the transactions described under “Certain Relationships and Related Party Transactions,” were not reviewed under the policy.

We also maintain certain compensation agreements and other arrangements with certain of our listed executive officers, which are described under “Executive Compensation.”

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Based on the Company’s review of these reports filed electronically with the SEC and written representations received from Reporting Persons, we believe that all of our directors and officers complied with the reporting requirements of Section 16(a) of the Exchange Act during 2025.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokerage firms, banks, or other nominees) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other proxy materials addressed to those stockholders. This procedure, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokerage firms, banks, or other nominees with account holders who are our stockholders will likely be “householding” the proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your brokerage firm, bank, or other nominee that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Broadridge Householding Dept., 51 Mercedes Way, Edgewood, New York 11717 or by calling 1-866-540-7095 and indicate your name, the name of each of your brokerage firms or banks where your shares are held and your account numbers.

OTHER MATTERS

As of the date of this Proxy Statement, our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with his or her best judgment.

ANNUAL REPORT

We have filed the 2025 Annual Report with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and the 2025 Annual Report at https://ir.loargroup.com/sec-filings/annual-reports. A copy of the 2025 Annual Report is also available without charge upon written request to us at secretary@loargroup.com or Loar Holdings Inc., 20 New King Street, White Plains, New York 10604, Attention: Secretary.

FORWARD LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. All statements other than statements of historical fact included in this Proxy Statement, including statements regarding our strategy, outlook, plans, intentions, or goals, including corporate governance and compensation strategies, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,”

“should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the most recently ended fiscal year, any updates in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K, and our other SEC filings. Any forward-looking statement made by us in this Proxy Statement is based only on management’s current beliefs and our current expectations and projections about future events and trends and speaks only as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this Proxy Statement to reflect events or circumstances after the date of this Proxy Statement or to reflect new information or the occurrence of unanticipated events, except as required by law.

APPENDIX A

Non-GAAP Financial Measures

We present below certain financial information based on our EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin. References to “EBITDA” mean earnings before interest, taxes, depreciation and amortization, references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income (loss) to EBITDA and Adjusted EBITDA, and references to “Adjusted EBITDA Margin” refer to Adjusted EBITDA divided by net sales. EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are not measurements of financial performance under U.S. GAAP. We present EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin because we believe they are useful indicators for evaluating operating performance. In addition, our management uses Adjusted EBITDA to review and assess the performance of the management team in connection with employee incentive programs and to prepare its annual budget and financial projections. Moreover, our management uses Adjusted EBITDA of target companies to evaluate acquisitions.

Although we use EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin as measures to assess the performance of our business and for the other purposes set forth above, the use of non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:

•	EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin do not reflect the significant interest expense, or the cash requirements, necessary to service interest payments on our indebtedness;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and the cash requirements for such replacements are not reflected in EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin;

•

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin exclude the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin; and

•	EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin do not include the payment of taxes, which is a necessary element of our operations.

Because of these limitations, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin should not be considered as measures of cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin in isolation and specifically by using other U.S. GAAP measures, such as net sales and operating profit, to measure our operating performance. EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are not measurements of financial performance under U.S. GAAP, and they should not be considered as alternatives to net income (loss) or cash flow from operations determined in accordance with U.S. GAAP. Our calculations of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to the calculations of similarly titled measures reported by other companies.

The following table sets forth a reconciliation of net income (loss) to EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin for the years ended December 31, 2012 through December 31, 2025 (in thousands unless otherwise indicated):

Appendix – Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

 (in thousands unless otherwise indicated)

EBITDA & Adjusted EBITDA Reconciliations

(dollars in thousands)

									2017

	Year Ended December 31, 2025	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018	12 Months Ended December 31, 2017	October 2, 2017 through December 31, 2017	January 1, 2017 through October 1, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012

Net income (loss)	$72,146	$22,231	$(4,615)	$(2,469)	$(5,354)	$(17,052)	$(4,152)	$(5,721)	$(7,063)	$(3,409)	$(3,654)	$(122)	$1,278	$6,075	$(1,058)	$(2,404)

Adjustments:

Income tax provision (benefit)	8,432	6,830	7,052	(142)	(2,599)	(2,147)	774	(1,101)	(13,228)	(12,414)	(814)	499	685	(2,382)	105	160

Interest expense, net	25,665	52,112	67,054	42,071	31,637	32,864	29,304	16,846	10,610	3,817	6,793	8,933	981	15	10	14

Refinancing costs	-	6,459	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Loss on extinguishment of debt (a)	-	-	-	-	-	-	-	-	5,233	-	5,233	-	-	-	-	-

Foreign exchange adjustment (b)	-	-	-	-	-	-	-	-	-	-	-	(72)	-	-	-	-

Gain on insurance recoveries (c)	-	-	-	-	-	-	-	-	-	-	-	-	-	(150)	-	-

Operating income (loss)	106,243	87,632	69,491	39,460	23,684	13,665	25,926	10,024	(4,448)	(12,006)	7,558	9,238	2,944	3,558	(943)	(2,230)

Depreciation	11,935	11,244	9,938	8,882	9,143	8,622	7,879	7,256	5,390	1,937	3,453	5,073	2,163	2,028	1,416	399

Amortization	39,065	31,826	28,086	25,074	23,550	22,429	21,919	16,405	8,399	4,613	3,786	4,795	1,246	906	1,385	817

EBITDA	157,243	130,702	107,515	73,416	56,377	44,716	55,724	33,685	9,341	(5,456)	14,797	19,106	6,353	6,492	1,858	(1,014)

Adjustments:

Amortization of inventory step-up (d)	45	1,102	603	704	740	3,241	2,001	1,162	6,929	6,441	488	1,385	414	160	666	1,341

Other (income) loss (e)	159	(4,452)	(762)	(861)	396	(1,663)	-	(3,521)	2,313		2,313	(500)	-	-	-	-

Transaction expenses (f)	11,281	3,390	3,394	6,365	804	2,001	2,811	2,135	10,074	7,482	2,592	1,416	1,840	-	688	664

Stock-based compensation (g)	14,931	11,103	372	1,526	1,686	1,686	1,686	1,665	934	381	553	247	189	189	166	101

Acquisition integration costs (h)	5,465	4,491	1,621	1,913	642	405	931	2,406	1,101	288	813	197	451	21	21	-

COVID-19 related expenses (i)	-	-	-	210	147	399	-	-	-	-	-	-	-	-	-	-

Management service agreement fees and expenses (j)	-	-	-	-	-	-	-	-	843	-	843	1,157	616	567	454	554

Adjusted EBITDA	$189,124	$146,336	$112,743	$83,273	$60,792	$50,785	$63,153	$37,532	$31,535	$9,136	$22,399	$23,008	$9,863	$7,429	$3,853	$1,646

Net sales	$496,283	$402,819	$317,477	$239,434	$188,897	$164,564	$182,623	$112,572	$94,346	$26,179	$68,167	$75,780	$42,371	$39,240	$22,983	$8,923

Net income (loss) margin	14.5%	5.5%	-1.4%	-1.0%	-2.8%	-10.4%	-2.3%	-5.1%	-7.5%	-13.0%	-5.4%	-0.2%	3.0%	15.5%	-4.6%	-26.9%

Adjusted EBITDA Margin	38.1%	36.3%	35.5%	34.8%	32.2%	30.9%	34.6%	33.3%	33.4%	34.9%	32.9%	30.4%	23.3%	18.9%	16.8%	18.4%

1

Appendix – Reconciliation of Net Income (Loss) to EBITDA

and Adjusted EBITDA

(1)

For the period January 1, 2017, through October 1, 2017 (“Predecessor Period”), the Company is referred to as the “Predecessor.” For the period October 2, 2017, through December 31, 2017 (“Successor Period”), the Company is referred to as “Successor.” The Company applied pushdown accounting to the transaction. Due to the application of push-down accounting, different bases of accounting have been used to prepare the consolidated financial statements in the Predecessor Period and Successor Period. A black line separates the Predecessor Period and Successor Period to highlight the lack of comparability between these two bases of accounting. The Successor Period includes the accounts of Loar Holdings, LLC and its subsidiaries. The Predecessor Period includes the accounts of Loar Group Inc. Intercompany accounts and transactions between consolidated entities have been eliminated.

(a)	Represents the write-off of unamortized debt issuance costs associated with the extinguishment of debt.

(b) Represents foreign exchange gains related to an overseas distribution center.

(c) Represents insurance proceeds on property losses.

(d) Represents accounting adjustments to inventory associated with acquisitions of businesses that were charged to cost of sales when inventory was sold.

(e) Amounts represent income or losses not related to operations. The impact for the year ended December 31, 2024 represents a $2.9 million reduction in the estimated contingent purchase price for the CAV acquisition and $1.7 million of proceeds from the settlement of buyer-side representations and warranties insurance covering the acquisition of DAC. The impact for the years ended December 31, 2023, and 2022 represents a grant from the U.S. Department of Transportation under the Aviation Manufacturing Jobs Protection Program. The impact for the year ended December 31, 2021, represented certain long-lived asset write-offs of $1.4 million, partially offset by a government grant of $1.0 million. The impact for the year ended December 31, 2020, represented a government grant and a gain on sale of assets of $1.0 million and $0.7 million, respectively. The impact for the year ended December 31, 2018 is primarily attributable to contingent consideration payments for performance targets achieved post-acquisition. The impact for the 10 months ended October 1, 2017, represented an impairment of certain long-lived assets. The impact for the year ended December 31, 2016, represented a reversal of accrued contingency consideration related to unmet performance targets post-acquisition.

(f) Represents third-party transaction-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses, and valuation costs that are required to be expensed as incurred.

(g) Represents the non-cash compensation expense recognized by the Company for equity awards.

(h) Represents costs incurred to integrate acquired businesses and product lines into Loar’s operations, facility relocation costs and other acquisition-related costs.

(i) Represents incremental costs related to the pandemic that are not expected to recur once the pandemic dissipates and are clearly separable from normal operations (for example, additional cleaning and disinfecting of facilities by contractors above and beyond normal requirements and COVID sick pay).

(j) Management service agreement fees and expenses paid to former owner.

2

LOAR HOLDINGS 20 NEW KING STREET WHITE PLAINS, NY 10604 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 1, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/LOAR2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 1, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V95067-P50932 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LOAR HOLDINGS The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except 1. Election of Raja Bobbili, Alison Bomberg and Margaret (Peg) McGetrick as Class II directors, each to hold office until our annual meeting of stockholders in 2029 and until their successor is duly elected and qualified, or until their earlier death, resignation, or removal. Nominees: 01) Raja Bobbili 02) Alison Bomberg 03) Margaret (Peg) McGetrick To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposals: 2. Ratification of the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. Approval, on an advisory basis, of the compensation of our named executive officers. The Board of Directors recommends you vote for 1 YEAR on the following proposal: 4. To determine the frequency of future advisory votes on named executive officer compensation. For Against Abstain 1 Year 2 Years 3 Years Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. V95068-P50932 LOAR HOLDINGS ANNUAL MEETING OF STOCKHOLDERS JUNE 2, 2026 10:00 AM ET THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Dirkson Charles and Glenn D’Alessandro, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of LOAR HOLDINGS that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM ET, on June 2, 2026, virtually at www.virtualshareholdermeeting.com/LOAR2026 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side